                                                                     Exhibit 2.1
================================================================================






                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGERS

                                  by and among

                          BRE/HOMESTEAD VILLAGE L.L.C.

                                       and

                         HOMESTEAD VILLAGE INCORPORATED

                                       and

                      SECURITY CAPITAL LODGING INCORPORATED

                                       and

                      CERTAIN DIRECT CORPORATE SUBSIDIARIES
                        OF HOMESTEAD VILLAGE INCORPORATED

                         (Dated as of November 20, 2001)






================================================================================

ARTICLE I      DEFINITIONS ................................................................................      4

   1.1       Definitions ..................................................................................      4

ARTICLE II     THE MERGER .................................................................................     17

   2.1       The Mergers ..................................................................................     17

   2.2       Consideration for the Mergers ................................................................     19

   2.4       Purchaser's Investigation of the Company .....................................................     20

   2.5       Allocation of Merger Consideration ...........................................................     21

   2.6       Merger Distribution ..........................................................................     21

   2.7       Escrow Closing ...............................................................................     21

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND LODGING ..................................     22

   3.1       Due Incorporation ............................................................................     22

   3.2       Authority; Noncontravention; Consents ........................................................     22

   3.3       Capital Structure ............................................................................     23

   3.4       Other Interests ..............................................................................     25

   3.5       Company Subsidiaries .........................................................................     25

   3.6       Financial Statements; Financial Information ..................................................     26

   3.7       Absence of Certain Changes or Events .........................................................     27

   3.8       Properties ...................................................................................     27

   3.9       Environmental Laws ...........................................................................     30

   3.10      Access and Utilities .........................................................................     31

   3.11      Employees and Employee Benefits ..............................................................     32

   3.12      Employment Relations and Agreements ..........................................................     35

   3.13      Taxes ........................................................................................     35

   3.14      No Defaults or Violations ....................................................................     37

   3.15      Litigation ...................................................................................     37

   3.16      Contracts; Debt Instruments ..................................................................     37

   3.17      Insurance ....................................................................................     39

   3.18      No Conflict of Interest ......................................................................     39

   3.19      Claims Against Officers and Directors ........................................................     39

   3.20      Brokers ......................................................................................     39

   3.21      Forward Looking Statements ...................................................................     40

    3.22     Operation of Business Since Original Agreement Date ..........................................     40

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF PURCHASER ................................................     43

    4.1      Organization, Standing and Power of Purchaser ................................................     43

    4.2      Authority; Noncontravention; Consents ........................................................     43

    4.3      Financial Capacity of Purchaser ..............................................................     44

    4.4      Litigation ...................................................................................     44

    4.5      Confidentiality ..............................................................................     44

    4.6      Brokers ......................................................................................     44

    4.7      Required Stockholder Approvals ...............................................................     45

    4.8      Tax Matters ..................................................................................     45

ARTICLE V      COVENANTS ..................................................................................     45

    5.1      Transfer of Excluded Assets ..................................................................     45

    5.2      Reasonable Inspection After Closing ..........................................................     45

    5.3       Other Action ................................................................................     45

    5.4      Publicity ....................................................................................     45

    5.5      Tax Covenants ................................................................................     46

    5.6      ERISA/Employee Benefits ......................................................................     50

    5.7      Admission of BRE Limited Partner .............................................................     50

    5.8      Las Vegas Lease ..............................................................................     51

    5.9      HVI(2) Loan ..................................................................................     51

ARTICLE VI     CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER ...........................................     51

    6.1      Payoff of Loans ..............................................................................     51

    6.2      Documents ....................................................................................     51

    6.3      No Injunctions or Restraints .................................................................     51

    6.4      Transfer of Excluded Assets ..................................................................     51

    6.5      FIRPTA Certificate ...........................................................................     51

    6.6      HPT Estoppel .................................................................................     51

    6.7      Las Vegas Estoppel ...........................................................................     51

    6.8      Title to Company Properties ..................................................................     52

    6.9      HPT Assumption ...............................................................................     52

    6.10     HVI(2) Note ..................................................................................     52

ARTICLE VII    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY .........................................     52

    7.1      Documents ....................................................................................     52

    7.2      No Injunctions or Restraints .................................................................     52

    7.3      HPT Assumption ...............................................................................     52

ARTICLE VIII   MERGER CONSIDERATION ADJUSTMENTS ...........................................................     52

    8.1      Determination of Net Tangible Liability ......................................................     52

ARTICLE IX     CLOSING ....................................................................................     53

    9.1      Closing ......................................................................................     53

    9.2      Deliveries by Lodging ........................................................................     53

    9.3      Deliveries by Purchaser ......................................................................     55

ARTICLE X      INDEMNIFICATION ............................................................................     56

    10.1     Survival .....................................................................................     56

    10.2     Indemnification by Lodging ...................................................................     56

    10.3     Indemnification by Purchaser .................................................................     57

    10.4     Notice of Third Party Claims; Assumption of Defense ..........................................     58

    10.5     Settlement or Compromise .....................................................................     59

    10.6     Failure of Indemnifying Person to Act ........................................................     59

    10.7     Indemnity Payments ...........................................................................     59

    10.8     Limitation on Liability ......................................................................     59

    10.9     Limitation on Indemnification ................................................................     60

ARTICLE XI     MISCELLANEOUS ..............................................................................     60

    11.1     Expenses .....................................................................................     60

    11.2     Amendment ....................................................................................     61

    11.3     Notices ......................................................................................     61

    11.4     Waivers ......................................................................................     62

    11.5     Counterparts .................................................................................     62

    11.6     Interpretation ...............................................................................     62

    11.7     Applicable Law ...............................................................................     63

    11.8     Assignment ...................................................................................     63

    11.9     No Third Party Beneficiaries .................................................................     63

    11.10    Calculation of Time Periods ..................................................................     63

    11.11    Further Assurances ...........................................................................     63

    11.12    Severability .................................................................................     63

    11.13    Entire Understanding .........................................................................     64

    11.14    Construction .................................................................................     64

[A copy of any exhibit or schedule to this Agreement which has been omitted from this filing will be provided to the Commission upon request.]

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGERS

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGERS is made as of November 20, 2001, by and among (i) BRE/HOMESTEAD VILLAGE L.L.C., a Delaware limited liability company ("Purchaser"), (ii) SECURITY CAPITAL LODGING
                            ---------
INCORPORATED, a Delaware corporation ("Lodging"), (iii) HOMESTEAD VILLAGE
                                       -------
INCORPORATED, a Maryland corporation and a wholly-owned subsidiary of Lodging (the "Company"), and (iv) certain direct corporate subsidiaries of the Company
      -------
listed on Schedule 1.1 hereof (the "Merging Subsidiaries"). Certain capitalized
          ------------              --------------------
terms used herein are defined in Article I.

                               W I T N E S S E T H

         WHEREAS, the parties hereto executed the Agreement and Plan of Mergers (the "Original Agreement") on August 14, 2001 and thereafter certain amendments
      ------------------
thereto (collectively, the "Amendments");
                            ----------
         WHEREAS, the parties hereto now desire to amend and restate the Original Agreement, as amended by the Amendments, in its entirety;

         WHEREAS, the Board of Directors of the Company and the managing member of Purchaser deem it advisable and in the best interests of their stockholders and members, respectively, upon the terms and subject to the conditions contained herein, that the Company shall merge with and into Purchaser, with Purchaser being the surviving entity in such merger (the "Merger");
                                                          ------

         WHEREAS, the Boards of Directors of the Company and each of the Merging Subsidiaries and the managing member of Purchaser deem it advisable and in the best interests of their stockholders and members, respectively, upon the terms and subject to the conditions contained herein, that the Merging Subsidiaries shall merge with and into Purchaser, with Purchaser being the surviving entity in each such Subsidiary Merger (as defined herein) (collectively, each such Subsidiary Merger together with the Merger, referred to as the "Mergers");
                                                                -------

         WHEREAS, for federal income tax purposes, it is intended that each of the Mergers be treated as a taxable sale of the assets of the Company or the Merging Subsidiary, as applicable, to Purchaser followed by a complete liquidation of the Company or the Merging Subsidiary, as applicable;

         WHEREAS, each of the parties hereto agrees that it is in their respective best interests for the Mergers to occur upon the terms and conditions, and in the order, set forth herein;

         WHEREAS, upon the terms and subject to the conditions set forth herein, Purchaser and PTR Homestead Village (1) Incorporated, a Maryland corporation ("PTR 1"), shall execute Articles of Merger (the "PTR 1 Articles of Merger") in
  -----                                           ------------------------
a form agreed to by Purchaser and PTR 1 and shall file such PTR 1 Articles of Merger in accordance with the Maryland General Corporation Law ("Maryland Law")
                                                                 ------------
to effectuate the merger of PTR 1 with and into Purchaser

(the "PTR 1 Merger"), and Purchaser and PTR 1 shall execute a Certificate of
      ------------
Merger (the "PTR 1 Certificate of Merger") in accordance with the Delaware
             ---------------------------
Revised Limited Liability Company Act ("Delaware Law") in a form agreed to by
                                        ------------
Purchaser and PTR 1 and shall file such PTR 1 Certificate of Merger in accordance with Delaware Law to effectuate the PTR 1 Merger;

         WHEREAS, upon the terms and subject to the conditions set forth herein, Purchaser and PTR Homestead Village (2) Incorporated, a Maryland corporation ("PTR 2"), shall execute Articles of Merger (the "PTR 2 Articles of Merger") in
  -----                                           ------------------------
a form agreed to by Purchaser and PTR 2 and shall file such PTR 2 Articles of Merger in accordance with Maryland Law to effectuate the merger of PTR 2 with and into Purchaser (the "PTR 2 Merger"), and Purchaser and PTR 2 shall execute a
                         ------------
Certificate of Merger (the "PTR 2 Certificate of Merger") in accordance with
                            ---------------------------
Delaware Law in a form agreed to by Purchaser and PTR 2 and shall file such PTR 2 Certificate of Merger in accordance with Delaware Law to effectuate the PTR 2 Merger;

         WHEREAS, upon the terms and subject to the conditions set forth herein, Purchaser and K.C. Homestead Village Redevelopment Corporation, a Missouri corporation ("KC Homestead"), shall execute Articles of Merger (the "KC
              ------------                                           --
Homestead Articles of Merger") in a form agreed to by Purchaser and KC Homestead
----------------------------
and shall file such KC Homestead Articles of Merger in accordance with the Missouri General and Business Corporation Law ("Missouri Law") to effectuate the
                                                ------------
merger of KC Homestead with and into Purchaser (the "KC Homestead Merger"), and
                                                     -------------------
Purchaser and KC Homestead shall execute a Certificate of Merger (the "KC
                                                                       --
Homestead Certificate of Merger") in accordance with Delaware Law in a form
-------------------------------
agreed to by Purchaser and KC Homestead and shall file such KC Homestead Certificate of Merger in accordance with Delaware Law to effectuate the KC Homestead Merger;

         WHEREAS, upon the terms and subject to the conditions set forth herein, Purchaser and Homestead Alabama Incorporated, an Alabama corporation ("Homestead
                                                                       ---------
Alabama"), shall execute Articles of Merger (the "Homestead Alabama Articles of
-------                                           -----------------------------
Merger") in a form agreed to by Purchaser and Homestead Alabama and shall file
------
such Homestead Alabama Articles of Merger in accordance with the Alabama Business Corporation Act ("Alabama Law") to effectuate the merger of Homestead
                           -----------
Alabama with and into Purchaser (the "Homestead Alabama Merger"), and Purchaser
                                      ------------------------
and Homestead Alabama shall execute a Certificate of Merger (the "Homestead
                                                                  ---------
Alabama Certificate of Merger") in accordance with Delaware Law in a form agreed
-----------------------------
to by Purchaser and Homestead Alabama and shall file such Homestead Alabama Certificate of Merger in accordance with Delaware Law to effectuate the Homestead Alabama Merger;

         WHEREAS, upon the terms and subject to the conditions set forth herein, Purchaser and Atlantic Homestead Village (1) Incorporated, a Maryland corporation ("Atlantic 1"), shall execute Articles of Merger (the "Atlantic 1
              ----------                                           ----------
Articles of Merger") in a form agreed to by Purchaser and Atlantic 1 and shall
------------------
file such Atlantic 1 Articles of Merger in accordance with Maryland Law to effectuate the merger of Atlantic 1 with and into Purchaser (the "Atlantic 1
                                                                  ----------
Merger"), and Purchaser and Atlantic 1 shall execute a Certificate of Merger
------
(the "Atlantic 1 Certificate of Merger") in accordance with Delaware Law in a
      --------------------------------
form agreed to by Purchaser and Atlantic 1 and shall file such Atlantic 1 Certificate of Merger in accordance with Delaware Law to effectuate the Atlantic 1 Merger;

         WHEREAS, upon the terms and subject to the conditions set forth herein, Purchaser and Atlantic Homestead Village (2) Incorporated, a Maryland corporation ("Atlantic 2" and together with PTR 1, PTR 2, KC Homestead,
              ----------
Homestead Alabama and Atlantic 1, the "Merging Subsidiaries"), shall execute
                                       --------------------
Articles of Merger (the "Atlantic 2 Articles of Merger" and together with the
                         -----------------------------
PTR 1 Articles of Merger, the PTR 2 Articles of Merger, the KC Homestead Articles of Merger, the Homestead Alabama Articles of Merger and the Atlantic 1 Articles of Merger, the "Merging Subsidiaries Articles of Merger") in a form
                         ---------------------------------------
agreed to by Purchaser and Atlantic 2 and shall file such Atlantic 2 Articles of Merger in accordance with Maryland Law to effectuate the merger of Atlantic 2 with and into Purchaser (the "Atlantic 2 Merger" and together with the PTR 1 Merger, the PTR 2 Merger, the KC Homestead Merger, the Homestead Alabama Merger and the Atlantic 1 Merger, the "Merging Subsidiary Mergers", and Purchaser and
                                --------------------------
Atlantic 2 shall execute a Certificate of Merger (the "Atlantic 2 Certificate of
                                                       -------------------------
Merger" and together with the PTR 1 Certificate of Merger, the PTR 2 Certificate
------
of Merger, the KC Homestead Certificate of Merger, the Homestead Alabama Certificate of Merger and the Atlantic 1 Certificate of Merger, the "Merging
                                                                     -------
Subsidiary Certificates of Merger") in accordance with Delaware Law in a form
---------------------------------
agreed to by Purchaser and Atlantic 2 and shall file such Atlantic 2 Certificate of Merger in accordance with Delaware Law to effectuate the Atlantic 2 Merger;

         WHEREAS, immediately following the effective time of each of the Merging Subsidiaries Mergers, the Company shall make a distribution (the "Merger
                                                                          ------
Distribution") to Lodging, equal to the aggregate amount of the Merging
------------
Subsidiaries Merger Consideration (as defined herein);

         WHEREAS, immediately following the completion of the Merger Distribution and upon the terms and subject to the conditions set forth herein, Purchaser and the Company shall execute Articles of Merger (the "Articles of
                                                                 -----------
Merger") and shall file such Articles of Merger in accordance with Maryland Law
------
to effectuate the Merger; and Purchaser and the Company shall execute a Certificate of Merger (the "Certificate of Merger") in accordance with Delaware
                            ---------------------
Law and shall file such Certificate of Merger in accordance with Delaware Law to effectuate the Merger; and

         WHEREAS, as an inducement to each of the parties hereto to enter into this Agreement, each of the parties agrees to undertake certain obligations in connection with the transactions contemplated hereby pursuant to an Amended and Restated Transaction Agreement (the "Transaction Agreement"), dated the date
                                     ---------------------
hereof, by and among Lodging, the Company, Purchaser and Security Capital Group Incorporated, a Maryland corporation ("Parent").
                                       ------

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereto agree that the Original Agreement, as amended by the Amendments, is hereby amended and restated in its entirety as follows:

                                   ARTICLE I

                                   DEFINITIONS

    1.1  Definitions.  The following terms shall have the following meanings for
         -----------
 the purposes of this Agreement:

         "Acquired Assets" shall mean all of the assets of the Company and the Company Subsidiaries, less the Excluded Assets.

         "Administrative Services Agreement" shall have the meaning set forth in
Section 3.6(b).

         "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person; provided, however, that at any time after the Closing, the Company on the one hand and Lodging and its Affiliates (other than the Company) shall not be deemed to be Affiliates of each other solely by reason of entering into this Agreement.

         "Affiliated Group" shall mean any affiliated group within the meaning of Section 1504(a) of the Code or any group defined under a similar provision of state, local or foreign Law.

         "Agreement" shall mean this Amended and Restated Agreement and Plan of Mergers, including all exhibits and schedules hereto, as it may be amended, supplemented or modified from time to time.

         "Alabama Law" shall have the meaning set forth in the recitals.

         "Amendments" shall have the meaning set forth in the recitals.

         "Archstone Agreement" shall mean that certain Protection of Business Agreement, dated as of October 17, 1996, by and among Parent, the Company and Archstone Communities Trust (formerly known as Security Capital Pacific Trust and successor by merger to Security Capital Atlantic Incorporated).

         "Articles of Merger" shall have the meaning set forth in the recitals.

         "Atlantic LP" shall mean Atlantic Homestead Village Limited Partnership, a Delaware limited partnership.

         "Atlantic 1" shall have the meaning set forth in the recitals.

         "Atlantic 1 Articles of Merger" shall have the meaning set forth in the recitals.

         "Atlantic 1 Certificate of Merger" shall have the meaning set forth in the recitals.

         "Atlantic 1 Merger" shall have the meaning set forth in the recitals.

         "Atlantic 2" shall have the meaning set forth in the recitals.

         "Atlantic 2 Articles of Merger" shall have the meaning set forth in the recitals.

         "Atlantic 2 Certificate of Merger" shall have the meaning set forth in the recitals.

         "Atlantic 2 Merger" shall have the meaning set forth in the recitals.

         "Authorizations" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality or officer, or private association, or otherwise appropriate with respect to the construction, ownership, operation, leasing, maintenance, or use of any of the Company Properties or any part thereof.

         "Blackstone" shall mean Blackstone Hospitality Acquisitions III L.L.C., a Delaware limited liability company.

         "Blackstone Pledge Agreement" shall mean the Pledge Agreement (in the form of Exhibit E) by Blackstone (on behalf of Lodging) pursuant to which
        ---------
Blackstone pledges its ownership interest in Holding to secure Holding's obligations under the Holding Note.

         "BRE Limited Partner" shall have the meaning set forth in Section 5.7.
                                                                   -----------

         "BRE Properties" shall mean BRE/HV Properties L.L.C., a Delaware limited liability company.

         "Business Day" shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York generally are closed for business.

         "Capital Expenditure Budgets" shall mean the capital expenditure budgets of the Company and the Company Subsidiaries for 2001 which were previously delivered by the Company to Purchaser as evidenced by the transmittal letter, dated August 10, 2001, from Michael Dugan of the Company to Jonathan D. Gray of Blackstone Real Estate Acquisitions III, L.L.C.

         "Certificate of Merger" shall have the meaning set forth in the recitals.

         "Change in Control Agreements" shall mean the change in control agreements between the Company and each of the employees listed on Section
                                                                   -------
3.11(g) of the Company Disclosure Letter.
-------

         "CIC Employees" shall mean the employees of the Company or the Company Subsidiaries who have entered into Change in Control Agreements.

         "Closing" shall mean the consummation of the transactions contemplated herein in accordance with Article IX.
                          ----------

         "Closing Date" shall mean November 20, 2001.

         "Closing Schedule" shall have the meaning set forth in Section 8.1.
                                                                -----------

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and as interpreted in Treasury Regulations adopted or promulgated thereunder.

         "Company" shall have the meaning set forth in the recitals.

         "Company Benefit Plan" shall mean all "employee pension benefit plans" (as defined in Section 3(2) of ERISA), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), bonus, incentive, life, medical, dental, vision, disability, salary continuation, change in control, death benefit, deferred compensation, excess benefit, severance pay, holiday pay, personal leave pay, vacation pay, education or similar programs, Code
Section 125 "cafeteria" and "flexible benefit", employee assistance, stock option and stock purchase or other stock-related plans, programs and arrangements, and all fringe benefits, perquisites, and other employee benefit plans, arrangements, agreements, trusts, contracts, policies, and commitments, whether or not subject to ERISA, now or heretofore sponsored, maintained or contributed to, or required to be contributed to, by the Company or by any ERISA Affiliate for the benefit of any current or former employees, officers, consultants, or directors of the Company or of any Company Subsidiary or any other Person.

         "Company Bylaws" shall mean the Amended and Restated Bylaws of the Company as in effect on the date of this Agreement as such may be amended from time to time.

         "Company Charter" shall mean the Articles of Amendment and Restatement of the Company as in effect on the date of this Agreement as such may be amended from time to time.

         "Company Common Stock" shall have the meaning set forth in Section
                                                                    -------
3.3(a).
------

         "Company Disclosure Letter" shall have the meaning set forth in the introduction to Article III.
                -----------

         "Company Financial Statement Date" shall have the meaning set forth in
Section 3.7.
-----------

         "Company 401(k) Plan" shall mean the Homestead Village Incorporated 401(k) Savings Plan.

         "Company Merger Consideration" shall have the meaning set forth in
Section 2.2(a)(ii).
------------------

         "Company Other Interests" shall have the meaning set forth in Section
                                                                       -------
3.4.
---

         "Company Properties" shall have the meaning set forth in Section
                                                                  -------
3.8(a).
------

         "Company Stock Options" shall have the meaning set forth in Section
                                                                     -------
3.3(b).
------

         "Company Stock Rights" shall have the meaning set forth in Section
                                                                    -------
3.3(b).
------
         "Company Subsidiary" shall mean any Subsidiary of the Company.

         "Company Subsidiary Formation Documents" shall have the meaning set forth in Section 3.5(b).
         --------------

         "Company's Knowledge", as used in this Agreement, shall mean the actual knowledge of those individuals identified in Schedule 1.1(l), without any duty
                                             ---------------
of inquiry or investigation.

         "Company's Parties" shall mean the agents, consultants, attorneys, accountants and other representatives of the Company.

         "Confidentiality Agreement" shall mean that certain Confidentiality Agreement, dated as of April 27, 2001, between the Company and Blackstone Real Estate Acquisitions III, L.L.C.

         "Consultation Notice" shall have the meaning set forth in Section
                                                                   -------
5.5(h).
------

         "Contract" shall mean any contract, lease (including, without limitation, the Leases), commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or verbal, which is intended or purports to be binding and enforceable.

         "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Code Sections 412 and 4971, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601, et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign Laws or regulations.

         "Delaware Law" shall have the meaning set forth in the recitals.

         "Dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

         "Earnest Money" shall have the meaning set forth in Section 2.3(a).
                                                             --------------

         "Effective Time" shall have the meaning set forth in Section
                                                              -------
2.1(a)(iii).
-----------

         "Effective Time of the Merging Subsidiary Mergers" shall have the meaning set forth in Section 2.1(b)(iii).
                     -------------------

         "El Paso Lease" shall mean that certain Lease, dated April 20, 1998, between Parent and the Company, pursuant to which the Company leases office space from Parent.

         "Environmental Claims" shall have the meaning set forth in Section 3.9.
                                                                    -----------

         "Environmental Laws" shall have the meaning set forth in Section 3.9.
                                                                  -----------

         "Environmental Permit" shall mean any permit, license, approval, consent or other Authorization required by or pursuant to any applicable Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any former or current trade or business (whether or not incorporated) or any other entity that is or was part of the same controlled group, or under common control with, or part of an affiliated service group that includes the Company and Lodging within the meaning of Code Sections 414(b), (c), (m) or (o) and/or ERISA Section 4001(b)(1) or that is a member of the same "controlled group" as Lodging pursuant to Section 4001(a)(14) of ERISA.

         "Escrow Agent" shall mean Chicago Title Company. The contact person is Marley Harrill; the address is 700 S. Flower Street, Suite 3305, Los Angeles, CA 90017; the telephone number is 213-488-4348; and the facsimile number is 213-891-0834.

         "Escrow Agreement" shall mean the Escrow Agreement (in the form of Exhibit H), dated the date hereof, between Purchaser, Lodging and Escrow Agent.
---------

         "Excluded Assets" shall mean those assets listed on Schedule 1.1(a).
                                                             ---------------

         "Financial Information" shall mean (a) the operating reports and income statements for each Company Property for the shorter of (i) calendar years 1999 and 2000 and the ten month period ended October 31, 2001, or (ii) the period in which the Company or a Company Subsidiary has owned any Company Property, and
(b) the schedule of general and administrative expenses for calendar year 2000 and the ten month period ended October 31, 2001, true and correct copies of each of which have been previously delivered to Purchaser by the Company as evidenced by the transmittal letters, dated August 10, 2001, November 1, 2001 and November 13, 2001 from Michael Dugan of the Company to Jonathan D. Gray of Blackstone Real Estate Acquisitions III, L.L.C. The Financial Information excludes all forecasts, budgets and any other forward-looking statements regarding the Company, the Company Subsidiaries or the Company Properties provided by the Company or Lodging to Purchaser.

         "Financial Statements" shall mean the audited financial statements of the Company and the Company Subsidiaries for the fiscal years ended December 31, 1999 and December 31, 2000, and the unaudited financial statements of the Company and the Company Subsidiaries for the quarter ended September 30, 2001.

         "Financing Agreement" shall have the meaning set forth in Section 4.3.
                                                                   ----------

         "GAAP" shall mean generally accepted accounting principles in effect in the United States, as consistently applied by the Company and the Company Subsidiaries.

         "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Pension Benefit Guaranty Corporation and other quasi-governmental entities established to perform such functions.

         "Hazardous Materials" shall mean and include: (i) all substances defined as "hazardous substances" under Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C.
(S) 9601(14); (ii) petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixture of natural gas or such synthetic gas);
(iii) asbestos and asbestos-containing materials; and (iv) any substance, material or waste listed or defined as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "Holding" shall have the meaning set forth in Section 2.2(a)(ii)(B).
                                                       ---------------------

         "Holding Note" shall have the meaning set forth in Section
                                                            -------
2.2(a)(ii)(B).
------------

         "Holding Pledge Agreement" shall mean the Pledge Agreement (in the form of Exhibit D) by Holding (on behalf of Lodging) pursuant to which Holding pledges its ownership interest in Purchaser to secure its obligations under the Holding Note.

         "Homestead Alabama" shall have the meaning set forth in the recitals.

         "Homestead Alabama Articles of Merger" shall have the meaning set forth in the recitals.

         "Homestead Alabama Certificate of Merger" shall have the meaning set forth in the recitals.

         "Homestead Alabama Merger" shall have the meaning set forth in the recitals.

         "Homestead Management" shall mean Homestead Village Management, LLC, a Delaware limited liability company.

         "Homestead Partnerships" shall have the meaning set forth in Section
                                                                      -------
5.7.
---

         "HPT" shall mean HPT HSD Properties Trust, a Maryland real estate investment trust and its permitted successors and assigns.

         "HPT Agreement of Merger" shall mean that certain Agreement of Merger, dated as of February 4, 1999, by and among (i) Homestead Village Limited Partnership, (ii) the Company, (iii) HVI Incorporated, (iv) Atlantic Homestead Village Limited Partnership, (v) Atlantic Homestead Village (1) Incorporated, and (vi) HPT.

         "HPT Agreement to Lease" shall mean that certain Agreement to Lease entered into as of February 4, 1999, by and between HPT and the Company.

         "HPT Agreements" shall mean, collectively, (i) the HPT Lease, (ii) the HPT Management Agreement, (iii) the HPT Guaranty, (iv) the HPT FF&E Reserve Agreement, (v) the HPT Pledge, (vi) the HPT Trademark Agreement, (vii) the HPT Security Agreement, (viii) the HPT Indemnification Agreement, (ix) the HPT Agreement of Merger, and (x) the HPT Agreement to Lease.

         "HPT Assumption" shall mean either (i) an assumption of the Company's obligation under the HPT Guaranty by written agreement in form and substance reasonably satisfactory to HPT, or (ii) a guaranty in favor of HPT in the identical form of the HPT Guaranty.

         "HPT Estoppel" shall mean an estoppel certificate, duly executed and delivered by HPT, (i) certifying the specific items required to be certified under Section 17.1 of the HPT Lease, and (ii) containing no material deviations from the Company's representations and warranties set forth in Section 3.8(i).
                                                               --------------

         "HPT FF&E Reserve Agreement" shall mean that certain FF&E Reserve Assignment and Security Agreement, dated as of February 23, 1999, by and between HPT and HVI (2) Incorporated.

         "HPT Guaranty" shall mean the Guaranty Agreement, dated as of February 23, 1999, by the Company for the benefit of HPT and Hospitality Properties Trust, a Maryland real estate investment trust.

         "HPT Indemnification Agreement" shall mean that certain Indemnification Agreement, entered into February 23, 1999, by and among (i) Homestead Village Limited Partnership, (ii) the Company, (iii) HVI Incorporated, (iv) Atlantic Homestead Village Limited Partnership, (v) Atlantic Homestead Village (1) Incorporated, (vi) Hospitality Properties Trust, and (vii) HPT.

         "HPT Lease" shall mean that certain Lease Agreement, dated as of February 23, 1999, by and between HPT and HVI (2) Incorporated.

         "HPT Management Agreement" shall mean that certain Management Agreement, dated as of February 23, 1999, by and between Homestead Village Management Incorporated and HVI (2) Incorporated.

         "HPT Pledge" shall mean that certain Stock Pledge, dated as of February 23, 1999, by the Company for the benefit of HPT.

         "HPT Security Agreement" shall mean that certain Security Agreement, dated as of February 23, 1999, by and between HVI (2) Incorporated and HPT.

         "HPT Trademark Agreement" shall mean that certain Trademark and Trade Name License Agreement, dated as of February 23, 1999, by and between the Company and HVI (2) Incorporated.

         "HSD Trademarks" shall mean (i) the name "Homestead Village" and its related design and (ii) the name "Homestead Studio Suites" and its related design.

         "HSR" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HVI(2)" shall mean HVI(2), LLC, a Delaware limited liability company and the successor (pursuant to a conversion under Section 266 of the Delaware
Law) to HVI(2) Incorporated, a Delaware corporation.

         "HVI(2) Note" shall mean that certain subordinated promissory note, dated November 5, 2001, from the Company to HVI(2) in the amount of $29,000,000.

         "Improvements" shall mean the Company Properties and all buildings, improvements, and other items of real estate located on the Land or the Leased Properties.

         "Indebtedness" shall have the meaning set forth in Section 3.16(a).
                                                            ---------------

         "Indemnified Person" shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article X.
                                           ---------

         "Indemnifying Person" shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article X.
                                                                    ---------

         "Intangible Personal Property" shall mean all right, title and interest in and to all intangible personal property and intellectual property owned, held or possessed by the Company or a Company Subsidiary and used in connection with the ownership, lease or operation of the Company Properties (other than the Excluded Assets), including, without limitation, (i) Authorizations, (ii) utility and development rights and privileges, general intangibles, business records, plans and specifications pertaining to the Acquired Assets, and (iii) trademarks, tradenames, service marks, brand names, corporate names, domain names, logos and other source indicators, together with the goodwill of the business relating thereto, copyrights or copyrightable works, including software, databases or internet site content, patents, trade secrets, know-how or confidential or proprietary information used in connection with the Company Properties or the registrations and applications thereto and the right to bring actions at Law or in equity for the infringement or other violations of any of the foregoing arising prior to the Closing Date and to retain all damages and proceeds therefrom.

         "Intercreditor Agreement" shall mean that certain Intercreditor Agreement (in the form of Exhibit F), dated the date hereof, and by and between
                          ---------
Holding, Lodging and Lender.

         "KC Homestead" shall have the meaning set forth in the recitals.

         "KC Homestead Articles of Merger" shall have the meaning set forth in the recitals.

         "KC Homestead Certificate of Merger" shall have the meaning set forth in the recitals.

         "KC Homestead Merger" shall have the meaning set forth in the recitals.

         "Land" shall mean those certain parcels of real estate as described and depicted in the Title Commitments.

         "Las Vegas Estoppel" shall mean that certain estoppel certificate in substantially the form required pursuant to the Las Vegas Lease.

         "Las Vegas Lease" shall mean that certain Ground Lease, dated June 23, 1997, by and between Paradise Homes, a Nevada general partnership, as landlord, and the Company, as tenant.

         "Las Vegas Leased Property" shall mean the parcels of real property and related buildings, structures and other improvements that are subject to the Las Vegas Lease.

         "Law" shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, injunction, consent decree, settlement agreement, arbitration award or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

         "Leased Personal Property" shall mean all leased items of Tangible Personal Property, subject to any capital lease, operating lease, financing lease, or any similar agreement.

         "Leased Personal Property Agreements" shall mean the lease agreements pertaining to the Leased Personal Property.

         "Leased Properties" shall mean (i) the nineteen (19) parcels of real property more particularly described on Schedule 1.1(f), and (ii) the buildings,
                                        ---------------
structures, and other improvements situated on all of said leased parcels, all of which are leased by HVI (2) from HPT pursuant to the terms of the HPT Lease, other than the Las Vegas Leased Property which is leased by the Company pursuant to the Las Vegas Lease.

         "Leases" shall mean all leases of the real property used by the Company or any of the Company Subsidiaries in their business, together with the buildings and improvements thereon.

         "Lender" shall mean Bear, Stearns Funding, Inc., a Delaware corporation.

         "Letter of Credit" shall have the meaning set forth in Section 2.3(a).
                                                                --------------

         "Lien" shall mean any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security agreement, security interest, option to purchase, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

         "Limitation Period" shall have the meaning set forth in Section 10.1.
                                                                 ------------

         "Lodging" shall have the meaning set forth in the recitals.

         "Lodging's Parties" shall mean the agents, consultants, attorneys, accountants and representatives of Lodging.

         "Loss" or "Losses" shall mean any and all liabilities, losses, costs, claims, deficiencies, obligations, damages (including, without limitation, consequential damages), penalties, fines, interest and expenses (including, without limitation, attorneys' fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity.

         "Maryland Law" shall have the meaning set forth in the recitals.

         "Material Adverse Effect" shall mean an effect on the business, properties, assets, results of operations (other than revenues), cash flows or financial condition of the Company and the Company Subsidiaries, taken as a whole, in an amount greater than $74.0 million, provided, however, that such effect shall exclude (i) changes in occupancy rates; (ii) changes in rental rates; and (iii) other changes in operating performance of the Company Properties.

         "Material Contracts" shall have the meaning set forth in Section
                                                                  -------
3.16(a).
-------

         "Merger" shall have the meaning set forth in the recitals.

         "Merger Consideration" shall mean $740,000,000, less the Net Tangible Liability.

         "Merger Distribution" shall have the meaning set forth in the recitals.

         "Mergers" shall have the meaning set forth in the recitals.

         "Merging Subsidiaries" shall have the meaning set forth in the recitals.

         "Merging Subsidiaries Articles of Merger" shall have the meaning set forth in the recitals.

         "Merging Subsidiaries Certificates of Merger" shall have the meaning set forth in the recitals.

         "Merging Subsidiaries Merger Consideration" shall have the meaning set forth in Section 2.2(b).
         --------------

         "Merging Subsidiaries Mergers" shall have the meaning set forth in the recitals.

         "Missouri Law" shall have the meaning set forth in the recitals.

         "Monetary Title Encumbrances" shall have the meaning set forth in
Section 2.4(c).
--------------

         "Net Tangible Liability" shall mean, with respect to the Company, the amount calculated in accordance with Section 8.1 as of the Closing Date from the
                                     -----------
specific line items set forth on Schedule 1.1(g). Schedule 1.1(g) contains an
                                 ---------------  ---------------
example of the calculation of Net Tangible Liability as of June 30, 2001 prepared by the Company, but such calculation has not been approved by Purchaser. For the avoidance of doubt, the line items set forth on Schedule
                                                                   --------
1.1(g) and used to calculate Net Tangible Liability shall reflect accruals of
------
actual expenses incurred up to the Closing and shall not include any contingent or uncertain liabilities or any speculative claims or amounts or any liability or asset with respect to Taxes other than the property-related Taxes set forth in Schedule 1.1(g).
   ---------------

         "New Title Policies" shall mean any title policy issued by the Title Company to Purchaser on the Closing Date.

         "Occupancy Agreements" shall mean all leases, concession or occupancy agreements, if any, in effect with respect to the Company Properties under which any tenants (other than guests of the Company Properties) or concessionaires occupy space upon the Company Properties.

         "Operating Agreements" shall mean (a) all Contracts identified as such in the Company Disclosure Letter, and (b) all other immaterial service, supply, maintenance and other similar Contracts in effect with respect to any of the Company Properties (other than the Occupancy Agreements and Leased Personal Property Agreements) necessary for the management, operation, or maintenance of any of the Company Properties and entered into on an arms length basis in the ordinary course of business on prevailing market terms and conditions with parties which are not Affiliates of Lodging.

         "Original Agreement" shall have the meaning set forth in the recitals.

         "Original Agreement Date" shall mean August 14, 2001.

         "Owned Properties" shall mean the Land and the Improvements located on the Land.

         "Parent" shall have the meaning set forth in the recitals.

         "Parent Assets" means the assets owned by Parent and used by the Company and the Company Subsidiaries as set forth in Schedule 1.1(j).
                                                     ---------------

         "Parent Group" shall mean the Affiliated Group of which Parent is the common parent corporation and Lodging, the Company, and the Company Subsidiaries that are treated as corporations are members.

         "Parent Mortgage Loans" shall mean the mortgage loans of the Company and the Company Subsidiaries set forth in Schedule 1.1(h).
                                          ---------------

         "Parent Mortgages" shall mean the mortgages securing the Parent Mortgage Loans.

         "Parent Support Services" means the human resources, Tax and accounting, cash management, risk management, and other administrative services provided by Parent to the Company and the Company Subsidiaries.

         "Permitted Title Exceptions" shall have the meaning set forth in
Section 3.8(a).
--------------

         "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity.

         "Personal Property" shall mean, collectively, the Tangible Personal Property and the Intangible Personal Property.

         "Pre-Closing Tax Period" shall have the meaning set forth in Section
                                                                      -------
3.13(a).
-------

         "PTR LP" shall mean PTR Homestead Village Limited Partnership, a Delaware limited partnership.

         "PTR 1" shall have the meaning set forth in the recitals.

         "PTR 1 Articles of Merger" shall have the meaning set forth in the recitals.

         "PTR 1 Certificate of Merger" shall have the meaning set forth in the recitals.

         "PTR 1 Merger" shall have the meaning set forth in the recitals.

         "PTR 2" shall have the meaning set forth in the recitals.

         "PTR 2 Articles of Merger" shall have the meaning set forth in the recitals.

         "PTR 2 Certificate of Merger" shall have the meaning set forth in the recitals.

         "PTR 2 Merger" shall have the meaning set forth in the recitals.

         "Purchaser" shall have the meaning set forth in the recitals.

         "Purchaser Indemnified Parties" shall mean Purchaser and each of its Affiliates (including, after the Closing, the Company and the Company Subsidiaries), and their respective officers, directors, employees, agents, representatives, successors and assigns; provided that in no event shall Lodging be deemed a Purchaser Indemnified Party.

         "Purchaser's Knowledge", as used in this Agreement, shall mean the current actual knowledge of the individual identified in Schedule 1.1(k),
                                                         ---------------
without any duty of inquiry or investigation.

         "Purchaser's Parties" shall mean the agents, consultants, attorneys, accountants and other representatives of Purchaser.

         "Recognized Environmental Conditions" shall mean the presence or likely presence of any Hazardous Materials on a property under conditions that indicate an existing Release, a past Release, or a material threat of a Release of any Hazardous Materials from or into the structures on the property or from or into the ground, ground water, or surface water of the property. The term includes Hazardous Materials even under conditions in compliance with Laws. The term is not intended to include de minimis conditions that generally do not present a material risk of harm to public health or the environment and that generally would not be the subject of an enforcement action if brought to the attention of appropriate Governmental Authorities. Conditions determined to be de minimis are not Recognized Environmental Conditions.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

         "Remedial Action" shall have the meaning set forth in Section 3.9.
                                                               -----------

         "Revised Closing Schedule" shall have the meaning set forth in Section
                                                                        -------
8.1.
---

         "Secretary" shall have the meaning set forth in Section 9.2(d).
                                                         --------------

         "Securities Act" shall have the meaning set forth in Section 3.3(f).
                                                              --------------

         "Shares" shall mean all of the issued and outstanding shares of Company Common Stock.

         "SSB" shall mean Salomon Smith Barney, the investment banker for Lodging in connection with the transactions contemplated by this Agreement.

         "Straddle Period" shall have the meaning set forth in Section 5.5(d).
                                                               --------------

         "Submission Matters" shall have the meaning set forth in Section
                                                                  -------
2.4(a).
------

         "Subsidiary" shall have the meaning set forth in Section 3.5(a).
                                                          --------------

         "Surveys" shall have the meaning set forth in Section 2.4(a)(6).
                                                       -----------------

         "Surviving Entity" shall have the meaning set forth in Section
                                                                -------
2.1(a)(i).
---------

         "Tangible Personal Property" shall mean the items of tangible personal property consisting of all furniture, fixtures, equipment, machinery, motor vehicles, inventory and other tangible personal property of every kind and nature (which does not include the Excluded Assets) owned or leased by the Company or any of the Company Subsidiaries and located at, or used exclusively in connection with the operation of, the Company Properties, including, without limitation, the Company's or any Company Subsidiary's interest as lessee with respect to any such leased Tangible Personal Property.

         "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, occupancy, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, windfall profits, severance, employee's income withholding, other withholding, employment, unemployment, Social Security taxes, and taxes relating to any Company Benefit Plan, which are imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, penalties and additions to tax attributable thereto.

         "Tax Covenants" shall mean the provisions of Sections 2.5, 5.5 and
                                                      ------------  ---
11.1.
----

         "Tax Return" shall mean any report, return or other information supplied or required to be supplied to a Governmental Authority in connection with any Taxes including, without limitation, any claims for refunds and any amendments or supplements to any of the foregoing or in connection with any Company Benefit Plan (including, without limitation, Forms 5500 and the schedules thereto).

         "Tax Statute of Limitations Date" shall mean the day that is 90 days after the date of the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof requested by the Company or Lodging (or if such date is a not a Business Day, the next Business Day).

         "Tax Warranties" shall mean the provisions of Sections 3.13 and 4.8.
                                                       -------------     ---

         "Terminated Group" shall mean each employee of the Company and any Company Subsidiary who has been identified by Purchaser in writing to Lodging as an employee who is to be terminated prior to the Closing.

         "Title Commitments" shall have the meaning set forth in Section
                                                                 -------
2.4(a)(6).
---------

         "Title Company" shall mean Chicago Title Insurance Company.

         "Transaction Agreement" shall have the meaning set forth in the recitals.

         "Transaction Taxes" shall have the meaning set forth in Section 11.1.
                                                                 ------------

         "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act.

                                   ARTICLE II

                                   THE MERGER

         2.1  The Mergers.
              -----------

              (a) The Merger
                  ----------

                  (i) Immediately following completion of the Merger Distribution (which shall occur subsequent to the Effective Time of the Merging Subsidiary Mergers (as defined below)) and on the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), the Company shall be merged with and into Purchaser, with Purchaser being the surviving entity in the Merger (in such capacity as well as in the capacity as the surviving entity of each of the Merging Subsidiary Mergers, the "Surviving Entity") and with the shares of capital stock of
                   ----------------
              the Company (including treasury stock, if any) being canceled, retired and ceasing to exist and the issued and outstanding membership interests in Purchaser being unaffected by such Merger.

                  (ii) At the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of Maryland Law and Delaware Law. Accordingly, the separate corporate existence of the Company shall cease as of the Effective Time, and the Surviving Entity shall have all the properties, rights, privileges, purposes and powers and debts, duties and liabilities of the Company.

                  (iii) On the Closing Date, the parties shall execute and file the Articles of Merger and the Certificate of Merger, in accordance with, and shall make all other filings or recordings and take all such other action required with respect to the Merger under, Maryland Law and Delaware Law. The Merger shall become effective when the later of the Articles of Merger or the Certificate of Merger have been accepted for filing by the Maryland State Department of Assessments and Taxation or the Office of the Delaware Secretary of State, as the case may be (the "Effective Time"), it being understood that the parties shall
               --------------
              cause the Effective Time to occur as soon as practicable on the Closing Date.

                  (iv) The Certificate of Formation and the Limited Liability Company Agreement of Purchaser as in effect as of the Effective Time shall continue in full force and effect following the Merger until amended in accordance with their respective terms. The Manager and officers of Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the Manager and officers of the Surviving Entity, until their respective successors are duly elected or appointed and qualified.

              (b) The Merging Subsidiary Mergers
                  ------------------------------

                  (i) On the terms and subject to the conditions set forth in this Agreement, at the Effective Time of the Merging Subsidiary Mergers (as defined below), each Merging Subsidiary shall be separately merged with and into Purchaser, with Purchaser being the Surviving Entity in each such Merging Subsidiary Merger and with the shares of capital stock of each Merging Subsidiary (including treasury stock, if any) being canceled, retired and ceasing to exist and the issued and outstanding membership interests in Purchaser being unaffected by each such Merging Subsidiary Merger.

                  (ii) At the Effective Time of the Merging Subsidiary Mergers, the PTR 1 Merger, the PTR 2 Merger, the Atlantic 1 Merger and the Atlantic 2 Merger shall have the effects set forth in this Agreement and the applicable provisions of Maryland Law and Delaware Law. At the Effective Time of the Merging Subsidiary Mergers, the KC Homestead Merger shall have the effects set forth in this Agreement and the applicable provisions of Missouri Law and Delaware Law. At the Effective Time of the Merging Subsidiary Mergers, the Homestead Alabama Merger shall have the effects set forth in this Agreement and the applicable provisions of Alabama Law and Delaware Law. Accordingly, the separate corporate existence of each of the Merging Subsidiaries shall cease as of the Effective Time of the Merging Subsidiary Mergers, and the Surviving Entity shall have all the properties, rights, privileges, purposes and powers and debts, duties and liabilities of each Merging Subsidiary.

                  (iii) On the Closing Date, the parties shall execute and file the respective Merging Subsidiary Articles of Merger and the Merging Subsidiary Certificates of Merger, as applicable, in accordance with, and shall make all other filings or recordings and take all such other action required with respect to the respective Merging Subsidiary Mergers under, Maryland Law, Delaware Law, Missouri Law and Alabama Law, as applicable. Each of the Merging Subsidiary Mergers shall become effective at such time on the Closing Date as may be agreed to by Purchaser and the Company as will be specified in the respective Merging Subsidiary Articles of Merger and Merging Subsidiary Certificates of Merger, as the case may be (the "Effective Time of the Merging Subsidiary
                                       ----------------------------------------
              Mergers"), it being understood that the Effective Time of the
              -------
              Merging Subsidiary Mergers shall be the same for each Merging Subsidiary Merger and that the Effective Time of the Merging Subsidiary Mergers shall be soon as practicable on the Closing Date.

                  (iv) The Certificate of Formation and the Limited Liability Company Agreement of Purchaser as in effect as of the Effective Time of the Merging Subsidiary Mergers shall continue in full force and effect following each of the Merging Subsidiary Mergers until amended in accordance with their respective terms. The Manager and officers of Purchaser immediately prior to the Effective Time of the Merging Subsidiary Mergers shall, from and after the Effective Time of the Merging Subsidiary Mergers, be the Manager and officers of the Surviving Entity, until their respective successors are duly elected or appointed and qualified.

         2.2  Consideration for the Mergers.
              -----------------------------

              (a) The Merger. At the Effective Time, in consideration for the
                  ----------
            Shares, Purchaser shall pay to Lodging the Merger Consideration in the following manner:

                  (i) Purchaser shall receive a credit against the Merger Consideration in an amount equal to the amount of the Merger Distribution.

                  (ii) Purchaser shall pay the balance of the Merger
              Consideration (the "Company Merger Consideration") to Lodging (or
                                  ----------------------------
              other party designated by Lodging) at Closing as follows:

                      (A) in cash, by wire transfer of immediately available
                  funds to the account of Lodging (or other party designated by Lodging) in an amount equal to the Merger Consideration, less the credit described in Section 2.2(a)(i), and less
                                          -----------------
                  $115,000,000 (the amount of the Holding Note (as defined below); and

                      (B) pursuant to a promissory note in the amount of
                  $115,000,000 from BRE/HV Holdings L.L.C., a Delaware limited liability company and the parent of Purchaser ("Holding"), in
                                                                  -------
                  the form set forth as Exhibit C (the "Holding Note").
                                        ---------       ------------

              (b) The Merging Subsidiary Mergers. At the Effective Time of the
                  ------------------------------
            Merging Subsidiary Mergers, in consideration for the outstanding shares of capital stock of each respective Merging Subsidiary, Purchaser shall pay to the Company (or such other party designated by the Company), pursuant to the fund transfer procedures described in the Escrow Agreement, to the account of the Company (or such other party designated by the Company) the amounts set forth on
            Schedule 2.5 with respect to the Merging Subsidiary Mergers. The
            ------------
            total amount set forth on Schedule 2.5 with respect to the Merging
                                      ------------
            Subsidiary Mergers shall be referred to as the "Merging Subsidiaries
                                                            --------------------
            Merger Consideration."
            --------------------

         2.3  Earnest Money.
              -------------

              (a) In accordance with the Original Agreement, Purchaser deposited
            $5,000,000 with the Escrow Agent as earnest money pursuant to that certain Letter of Credit ("Letter of Credit") issued by Chase
                                       ----------------
            Manhattan Bank, N.A. on August 14, 2001 (the "Earnest Money"). At
                                                          -------------
            Closing, the Escrow Agent shall return such Letter of Credit to Purchaser.

              (b) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of any of the parties, and that the Escrow Agent shall not be liable to any of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement or the Escrow Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by any party hereto resulting from the Escrow Agent's mistake of Law respecting the Escrow Agent's scope or nature of its duties. Lodging and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement, or involving negligence or a mistake of Law respecting the Escrow Agent's scope or nature of its duties on the part of the Escrow Agent.

              (c) Except as provided above, the fees and expenses of the Escrow
            Agent shall be paid one-half by Lodging and one-half by Purchaser.

              (d) Any fees attributable to the Letter of Credit shall be paid by
            Purchaser.

         2.4  Purchaser's Investigation of the Company.
              ----------------------------------------

              (a) Submission Matters and Access to Books and Records. Prior to
                  --------------------------------------------------
            the date of this Agreement, Lodging delivered to Purchaser copies of the following items relating to the Company Properties (items (1) -
            (7), when delivered, shall be referred to herein as the "Submission
                                                                     ----------
            Matters"):
            -------

                  (1) Copies of all Occupancy Agreements, Operating Agreements and Leased Personal Property Agreements, if any, in effect as of the date of this Agreement to the extent such agreements are located at the Data Room;

                  (2)  The Financial Information and the Financial Statements;

                  (3)  The Company Disclosure Letter;

                  (4)  The HPT Agreements;

                  (5)  The Las Vegas Lease;

                  (6) The title commitments committing to insure title to the Company Properties in the Company or the applicable Company Subsidiary ("Title Commitments") and the surveys
                                            -----------------
                       with respect to the Company Properties (collectively, the "Surveys"), to the extent identified in Section 2.4(a)(6)
                        -------                                -----------------
                       of the Company Disclosure Letter; and

                  (7) The environmental assessments with respect to the Company Properties to the extent identified in Section 2.4(a)(7)
                                                              -----------------
                       of the Company Disclosure Letter.

              Except as otherwise expressly provided herein, the Company makes no representations or warranties as to the accuracy or completeness of the Submission Materials or any of the books and records made available to Purchaser and Purchaser's Parties hereunder.

              (b) Return of Submission Matters and Other Materials. If for any
                  ------------------------------------------------
            reason whatsoever the Merger does not occur or the Closing does not timely occur, Purchaser shall, in accordance with the terms of the Confidentiality Agreement, promptly deliver to the Company, or destroy, all copies of all the Submission Matters and any other materials delivered to or copied by Purchaser or Purchaser's Parties in connection with the transactions contemplated by this Agreement. The provisions of this Section 2.4(b) shall survive the termination
                                   --------------
            of this Agreement.


              (c) Notwithstanding anything herein to the contrary, on or prior to the Closing Date, Lodging shall pay and discharge (or bond against in a manner sufficient to cause the Title Company to insure without exception for) mortgages, deeds of trust, security agreements, or other Liens or charges in a fixed sum or capable of computation as a fixed sum which were created or expressly assumed by the Company other than Liens that are otherwise Permitted Title Exceptions (collectively, "Monetary Title Encumbrances"). For such
                                       ---------------------------
            purposes, Lodging may use all or a portion of the Merger Consideration to pay or discharge or bond against any such Monetary Title Encumbrances at the Closing.

         2.5  Allocation of Merger Consideration. Set forth as Schedule 2.5 is
              ----------------------------------               ------------
the allocation (as determined for United States federal income tax purposes) of the Merger Consideration among the assets acquired in each of the respective Mergers in accordance with the requirements of Section 1060 of the Code and the regulations thereunder. Following the consummation of the transactions contemplated by this Agreement, none of Purchaser, Lodging, Parent or the Company, in connection with their respective U.S. federal, state and local income Tax Returns, shall take any position inconsistent with such allocation (or any adjustment to such allocation). Any adjustment to the Merger Consideration shall be allocated among the Acquired Assets in accordance with
Section 1060 of the Code and the regulations thereunder.

         2.6  Merger Distribution. Immediately following the Effective Time of
              -------------------
the Merging Subsidiary Mergers and before the Effective Time, the Company shall make the Merger Distribution to Lodging.

         2.7  Escrow Closing. The consummation of the transactions contemplated
              --------------
by this Agreement shall occur through an escrow arrangement (governed by the terms of the Escrow Agreement) under which none of the Merging Subsidiary Mergers or the Merger can occur without all of such transactions being completed.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND LODGING

         The Company and Lodging represent and warrant to Purchaser, as of the date of this Agreement (except to the extent any such representation and warranty is limited to a specific date by its express terms), as follows (in each case as qualified by and subject to matters reflected on the disclosure letter dated as of the date of this Agreement and delivered to Purchaser by the Company (the "Company Disclosure Letter")):
              -------------------------

         3.1  Due Incorporation. Lodging and the Company are duly organized,
              -----------------
validly existing and in good standing under the laws of the States of Delaware and Maryland, respectively, with all requisite power and authority to own, lease, encumber, manage and operate their respective properties and to carry on their respective businesses as they are now being owned, leased, encumbered, managed, operated and conducted. The Company is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by it require such licensing or qualification. True, correct and complete copies of the Company's Charter and Bylaws, as amended, which are in full force and effect in accordance with their terms, have been made available to Purchaser. True, correct and complete copies of all minutes of all meetings (or written consents in lieu of meetings) since January 1, 1999 of the Board of Directors (and all committees thereof) and stockholders of the Company have been made available to Purchaser. All action taken by the Board of Directors (and all committees thereof) and stockholders of the Company since January 1, 1999 is reflected in such minutes and written consents.

         3.2  Authority; Noncontravention; Consents.
              -------------------------------------

              (a) The Board of Directors of the Company and Lodging have approved this Agreement, the Transaction Agreement and the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Agreement by the Company and Lodging and the consummation by the Company and Lodging of the transactions contemplated by this Agreement and the Transaction Agreement have been duly authorized by all necessary action on the part of the Company and Lodging. Each of the Company and Lodging has the requisite power and authority to enter into this Agreement and the Transaction Agreement and execute, deliver and perform its obligations under this Agreement and the Transaction Agreement. This Agreement and the Transaction Agreement have been duly executed and delivered by the Company and Lodging, and (assuming the valid authorization, execution and delivery of this Agreement and the Transaction Agreement by Purchaser) this Agreement and the Transaction Agreement constitute valid and binding obligations of the Company and Lodging, enforceable against the Company and Lodging in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors' rights, general principles of equity and equitable limitations on the availability of specific remedies.

              (b) Except as set forth in Section 3.2(b) of the Company
                                         --------------
            Disclosure Letter, the execution and delivery of this Agreement by the Company and Lodging does not, and the consummation of the transactions contemplated by this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Lodging, the Company or any Company Subsidiary under, (i) the organizational documents of Lodging, the Company and/or any of the Company Subsidiaries, each as amended or supplemented, (ii) any Material Contracts including the HPT Agreements or (iii) any Laws applicable to Lodging, the Company or any Company Subsidiary, or their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other Governmental Authority, is required by or on behalf of Lodging, the Company, or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company and Lodging or the consummation by the Company and Lodging of the transactions contemplated by this Agreement, except for filings which, if not obtained or made, would not prevent or materially delay in any material respect the consummation of any of the transactions contemplated by this Agreement, or otherwise prevent the Company or Lodging from performing its obligations under this Agreement in any material respect.

              (c) The Board of Directors of each Merging Subsidiary have approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by each Merging Subsidiary and the consummation by each Merging Subsidiary of each of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of each Merging Subsidiary. Each Merging Subsidiary has the requisite power and authority to enter into this Agreement and execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by each of the Merging Subsidiaries and constitutes a valid and binding obligation of the Merging Subsidiaries in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors' rights, general principles of equity and equitable limitations on the availability of specific remedies.

         3.3  Capital Structure.
              -----------------

              (a) The authorized shares of common stock of the Company consist of 250,000,000 shares, par value $.01 per share ("Company Common
                                                              --------------
            Stock"). As of the date hereof, 120,041,477 shares of Company Common
            -----
            Stock are issued and outstanding, all of which are held clear of all Liens. Lodging has the full power and authority to vote the shares held by it.

              (b) Set forth in Section 3.3(b) of the Company Disclosure Letter
                               --------------
            is a true and complete list of the following: (i) each option to purchase Company Common Stock granted under the Company's 1996 Long-Term Incentive Plan and the Company's

            1999 Long-Term Incentive Plan and all other formal and informal arrangements regarding issuances of Company Common Stock
            (collectively, the "Company Stock Options"); and (ii) all stock
                                ---------------------
            appreciation rights, restricted stock, dividend equivalents, deferred compensation accounts, performance awards, restricted stock unit awards and other awards which are outstanding on the date of this Agreement (collectively, the "Company Stock Rights"). Section
                                               --------------------    -------
            3.3(b) of the Company Disclosure Letter sets forth for each Company
            ------
            Stock Option and Company Stock Right, the name of the grantee, the date of the grant, the type of grant, the status of the option grants as qualified or nonqualified under Section 422 of the Code, the number of shares of Company Common Stock subject to each option or other award, the number of shares subject to options or awards that are currently exercisable, the exercise price per share, and the number and type of such shares subject to stock appreciation rights. On the date of this Agreement, except as set forth in this
            Section 3.3 or as set forth in Section 3.3(b) of the Company
            -----------                    --------------
            Disclosure Letter, no shares of Company Common Stock are outstanding or reserved for issuance.

              (c) All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights under Law or the Company's Charter or the Company's Bylaws, or any contract or instrument to which the Company is a party or by which it is bound. Except for the Parent Mortgage Loans, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

              (d) Other than as set forth in this Section 3.3 or in Section
                                                  -----------       -------
            3.3(b) of the Company Disclosure Letter, there are no outstanding
            ------
            securities, options, warrants, calls, rights, Contracts, commitments, agreements, arrangements or undertaking of any kind to which the Company or any Company Subsidiary is a party or by which such entity is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, Contract, commitment, agreement, arrangement or undertaking (other than to the Company or a Company Subsidiary).

              (e) All dividends on shares of Company Common Stock or any other security or equity interest of the Company or any other Company Subsidiary, which have been declared and are payable prior to the date of this Agreement have been paid in full. Notwithstanding the foregoing, Purchaser acknowledges that nothing herein shall limit the ability of Lodging to cause the Company to declare and pay cash dividends or make distributions of the Excluded Assets between the date hereof and the Closing Date.

              (f) Set forth on Section 3.3(f) of the Company Disclosure Letter
                               --------------
            is a list of each registration rights agreement or other agreements between the Company and/or any Company Subsidiary, and one or more other parties, on the other hand, which sets forth the rights of any such other party or parties to cause the registration of any securities of the Company pursuant to the Securities Act of 1933, as amended (the "Securities
                                                                      ----------
             Act"). The Company acknowledges and agrees that all agreements set
             ---
             forth on Section 3.3(f) of the Disclosure Letter shall be
                      --------------
             terminated as of the Closing.

         3.4  Other Interests. Except for interests in the Company Subsidiaries
              ---------------
and certain other entities as set forth in Section 3.4 of the Company Disclosure
                                           -----------
Letter (the "Company Other Interests"), neither the Company nor any Company
             -----------------------
Subsidiary owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust, limited liability company or other entity (other than investments in short-term investment securities). Neither the Company nor any Company Subsidiary is in breach of any agreement, document or contract governing its rights in or to the Company Other Interests, all of which agreements, documents and Contracts are
(a) listed in Section 3.4 of the Company Disclosure Letter and (b) unmodified
              -----------
except as described therein in full force and effect. To the Company's Knowledge, the other parties to any such agreement, document or Contract are not in breach of any of their respective obligations under such agreements, documents or Contracts.

         3.5  Company Subsidiaries.
              --------------------

              (a) Section 3.5(a) of the Company Disclosure Letter sets forth (i)
                  --------------
            each Subsidiary (as defined herein) of the Company; (ii) the ownership interest therein of the Company or any Company Subsidiary;
            (iii) if not directly or indirectly wholly-owned by the Company, the identity and ownership interest of each of the other owners of such Company Subsidiary; (iv) each real property or interest in real property owned by such Company Subsidiary; and (v) if not wholly-owned by such Company Subsidiary, the identity and ownership interest of each of the other owners of such real property or interest in real property. As used in this Agreement, "Subsidiary"
                                                                   ----------
            of any Person (as defined herein) means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either
            (i) a general partner, managing member or other similar interest, or
            (ii)(A) voting power of the voting capital stock or other voting equity interests, or (B) economic interests of such corporation, partnership, limited liability company, joint venture or other legal entity, including all of the Merging Subsidiaries.

              (b) Except as set forth in Section 3.5(b) of the Company
                                         --------------
            Disclosure Letter, (i) all of the outstanding shares of capital stock of the Company or a Company Subsidiary of each Company Subsidiary that is a corporation have been duly authorized, validly issued and are (A) fully paid and nonassessable and not subject to preemptive or similar rights, and (B) owned free and clear of all Liens, and (ii) all equity interests in each Company Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by the Company or by a Company Subsidiary are (A) fully paid, and (B) owned free and clear of all Liens. Each Company Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate, lease, manage and encumber its properties and carry on its business as now being conducted, and each Company Subsidiary that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority to own, operate, lease, manage and encumber its properties and carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. True, complete and correct copies of the articles of incorporation, bylaws, organization documents and partnership, joint venture and operating agreements of each Company Subsidiary, as amended to the date of this Agreement (the "Company Subsidiary Formation
                                         ----------------------------
            Documents"), and all minutes of meetings (or written consents in
            ---------
            lieu of meetings of the Board of Directors and committees thereof, stockholders and partners of each Company Subsidiary) since January 1, 1999 have been previously delivered or made available to Purchaser. The Company Subsidiary Formation Documents are in full force and effect in accordance with their terms. All action taken since January 1, 1999 by the Board of Directors (and all committees thereof) and stockholders of each Company Subsidiary is reflected in such minutes and written consents.

         3.6  Financial Statements; Financial Information.
              -------------------------------------------

              (a) The Financial Statements have been prepared in accordance with
            GAAP, applied on a consistent basis, during the periods involved (except, in the case of unaudited statements, the lack of footnote disclosure, statement of changes in stockholders' equity and statement of cash flows) and have fairly presented in all material respects, in accordance with the applicable requirements of GAAP, the consolidated financial position of the Company and the Company Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. The Company has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in Section 3.6 of the Company Disclosure
                                     -----------
            Letter, or those contained in the Financial Statements, neither the Company nor any Company Subsidiary has any liabilities, indebtedness or obligations (whether fixed, contingent or otherwise) of any nature required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto other than liabilities incurred since such dates that will be discharged prior to the Closing Date.

              (b) The Financial Information is (i) true, correct and complete in all material respects and (ii) presents fairly the historical operations of the Company Properties and the Company's and the Company Subsidiaries' corporate overhead and administrative expenses for the periods covered by the Financial Information in accordance with GAAP, other than information such as Taxes, depreciation and footnotes as required by GAAP, provided, however, that Purchaser acknowledges that (A) a portion of the corporate overhead and administrative resources of the Company and the Company Subsidiaries is currently provided by Parent, the costs of which are allocated to the Company's and the Company's Subsidiaries' operations in the Financial Information in accordance with the terms of that certain Administrative

            Services Agreement dated as of January 1, 1999, as amended on January 1, 2000 and January 1, 2001 (the "Administrative Services
                                                      -----------------------
            Agreement"), by and between the Company and Parent, and (B) no
            ---------
            misrepresentation under this Section 3.6(b) shall be deemed to arise
                                         --------------
            or result from the fact that the allocation of overhead in accordance with such Administrative Services Agreement may have resulted in the Financial Information not accurately reflecting corporate overhead and administrative expenses that would have been incurred by the Company or the Company Subsidiaries if such overhead and administrative resources had been provided solely by the Company or the Company Subsidiaries.

         3.7  Absence of Certain Changes or Events. Except as disclosed in
              ------------------------------------
Section 3.7 of the Company Disclosure Letter, since September 30, 2001 (the
-----------
"Company Financial Statement Date"), the Company and the Company Subsidiaries
 --------------------------------
have conducted their business only in the ordinary course and there has not been
(a) any circumstance, event, occurrence, change or effect that has had a Material Adverse Effect, nor has there been any circumstance, event, occurrence, change or effect that, with the passage of time, would reasonably be expected to result in a Material Adverse Effect (although no representation is made with respect to economic or market conditions which apply generally to the industry, or with respect to employee retention failure expectations of this Agreement),
(b) any damage, destruction or loss, whether or not covered by insurance, (c) any change in accounting methods, principles or practices by the Company or any Company Subsidiary, affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP, (d) any express or deemed election for Tax purposes, or offer to settle or compromise or any settlement or compromise of any liability with respect to Taxes, or (e) the incurrence, assumption or guaranty by the Company or any Company Subsidiary of any debt for borrowed money, other than such indebtedness which will be discharged at Closing.

         3.8  Properties.
              ----------

              (a) Except for any Excluded Asset, the Company or one of the
            Company Subsidiaries set forth on Section 3.8(a) of the Company
                                              --------------
            Disclosure Letter owns or leases fee simple title to each of the real properties identified in Section 3.8(a) of the Company
                                          --------------
            Disclosure Letter, as such properties are more particularly described and depicted in the Title Commitments (the "Company
                                                                  -------
            Properties"), which are all of the real estate properties owned or
            ----------
            leased by them, in each case free and clear of all Liens and subject only to the Permitted Title Exceptions. The "Permitted Title
                                                         ---------------
            Exceptions" are (i) title exceptions set forth in the Title
            ----------
            Commitments and facts disclosed in the Surveys except to the extent set forth on Section 3.8(a) of the Company Disclosure Letter, (ii)
                         --------------
            matters set forth on Section 2.4(a)(6) of the Company Disclosure
                                 -----------------
            Letter, (iii) Laws applicable to real property (excluding any defect, Lien or encumbrance resulting from a violation of such Laws that is not otherwise a Permitted Title Exception), (iv) easements, restrictions, encroachments, encumbrances, conditions and conveyances not included in (i) above which are typical for the applicable property type and locality and which do not materially and adversely affect the value, use, or operation of the applicable Company Properties, (v) Liens for real estate Taxes and assessments (including those arising by private covenant) not yet due and payable, (vi) inchoate mechanics', materialmen's, and similar Liens or any Liens that are claimed against a Company Property but that are either included in Net Tangible

            Liability or that Lodging causes to be insured over by the Title Company under any New Title Policy without payment of additional premiums by Purchaser, and (vii) any matter not otherwise a Permitted Title Exception that is insured over or endorsed against in the applicable New Title Policy.

              (b) Except as set forth in Section 3.8(b) of the Company
                                         --------------
            Disclosure Letter or in the Title Commitments, none of the Company Properties is subject to any restriction on the sale or other disposition thereof (including, but not limited to, options to purchase or rights of first offer or refusal) or on the financing or release of financing thereon.

              (c) The Title Commitments (excluding for this purpose title commitments included within the definition of Title Commitments) are validly issued insuring the Company's or the applicable Company Subsidiary's fee simple title or leasehold title to the Company Properties owned or leased, as applicable, by it in amounts approximately equal to the purchase price therefore paid by the Company or such Company Subsidiary.

              (d) Except as provided in Section 3.8(d) of the Company Disclosure
                                        --------------
            Letter, (i) each certificate, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the Company Properties as extended-stay lodging facilities as currently being utilized, or of any buildings and improvements on any of the Company Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties has been obtained and is in full force and effect, and, to the Company's Knowledge, there is no pending threat of modification or cancellation of any of the same; (ii) the Company and the Company Subsidiaries are in material compliance with all Laws applicable to the Company Properties; (iii) neither Lodging, the Company nor any Company Subsidiary has received any written notice of any violation of any federal, state or municipal Law, ordinance, order, regulation or requirement affecting any of the Company Properties issued by any Governmental Authority; (iv) there are no structural defects relating to any Company Property, including flood damage; (v) each Company Property's building systems are in good working order, ordinary wear and tear excepted; (vi) there is no unrepaired physical damage to any Company Property for which there is no insurance in effect covering the cost of the restoration and the loss of revenue (subject to a reasonable deduction or retention limit); (vii) there are no Company Properties located in flood zones except as shown on the Surveys; (viii) there are no pending Tax proceedings specifically relating to a Company Property to protest any ad valorem Tax or special assessment or to impose any special assessment; (ix) there are no third party real estate broker or agency agreements relating to Company Properties; (x) there is no construction or renovation work at any Company Property being performed by Lodging, the Company or the Company Subsidiaries which is incomplete on the Effective Date (other than renovation or construction work being performed in accordance with the Company's Capital Expenditure Budget), and (xi) neither the Company nor any Company Subsidiary has violated any material covenants, conditions or restrictions affecting any of the Company Properties in any material respect.

              (e) Except as set forth in Section 3.8(e) of the Company
                                         --------------
            Disclosure Letter, neither Lodging, nor the Company nor any Company Subsidiary has received any written or published notice to the effect that (i) any condemnation or involuntary rezoning proceedings are pending or threatened with respect to any of the Company Properties or any portion thereof, and to the Company's Knowledge, no such proceedings are contemplated by any Governmental Authority, or (ii) any zoning, building or similar Law is or will be violated by the continued maintenance, operation or use of the Company Properties as extended-stay lodging facilities as currently being utilized, or by buildings or other improvements on any of the Company Properties. Except as set forth in Section 3.8(e) of the
                                                       --------------
            Company Disclosure Letter, (x) all work required to be performed, payments required to be made and actions required to be taken, in each case prior to the date hereof, pursuant to any agreement entered into with a Governmental Authority in connection with a site approval, zoning reclassification, water, sewer or other utility or other similar action relating to any Company Properties have been performed, taken, completed and paid for in full, as the case may be, and (y) to the Company's Knowledge, there are no presently planned or currently proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, in each of cases (x) and (y) except as paid in the ordinary course in installments pursuant to a special assessment or similar capital assessment installment obligation or as set forth in development or operating budgets for such Company Properties delivered to Purchaser prior to the date hereof and with respect to any noncompliance with such agreements.

              (f) There are no insolvency proceedings of any character including bankruptcy, receivership, reorganization, composition or arrangement with creditors, including any assignment for the benefit of creditors, or voluntary or involuntary bankruptcies involving the Company or any Company Subsidiaries pending or, to the Company's Knowledge, threatened against Company or any of the Company Subsidiaries by any other Person.

              (g) Except as otherwise set forth in Section 3.8(g) of the Company
                                                   --------------
            Disclosure Letter, the Tangible Personal Property, other than inventory, is suitable for the purposes for which intended and in reasonable operating condition and repair consistent with normal industry standards for similar type properties, except for ordinary wear and tear, and except for such Tangible Personal Property as shall have been taken out of service on a temporary basis for repairs or replacement consistent with the Company's and the Company Subsidiaries' prior practices and normal industry standards. Except as set forth in Section 3.8(g) of the Company Disclosure Letter, the
                            --------------
            Company and each Company Subsidiary, as applicable, have legal and beneficial ownership of, or valid leasehold interests in, all of the Tangible Personal Property.

              (h) The Company and each Company Subsidiary, as applicable, are the sole owners of, or have a valid right to use, all of the Intangible Personal Property, free and clear of any claim or conflict with or infringement or violation of the intellectual property rights of others and all Liens. The Intangible Personal Property is sufficient and includes all intellectual property rights necessary for the Company and the Company Subsidiaries to lawfully conduct their businesses as presently conducted. Except as set forth in Section 3.8(h) of the
                                                        --------------
            Company Disclosure Letter, to the extent required by applicable Law, the Intangible Personal Property is duly registered or filed with applicable Governmental Authorities and no actions or fees are due with regard to any registration or application within 90 days after the Closing Date.

              (i) True and complete copies of the HPT Agreements have been delivered to Purchaser. Except for the termination of the Pledge and the substitution of this agreement by the LLC Interests Pledge, dated as of November19, 2001, between HPT and HVI. The HPT Agreements (i) have not been amended, modified or supplemented and
            (ii) are in full force and effect in accordance with their terms. Neither Lodging nor the Company nor any Company Subsidiary has received any notice of default under any of the HPT Agreements. The aggregate Total Hotel Sales (as defined in the HPT Lease) for each Property (as defined in the HPT Lease) for the Base Year (as defined in the HPT Lease) was $35,282,670.

              (j) The Las Vegas Lease (i) has not been amended, modified or supplemented and (ii) contains the entire agreement between the ground lessor and ground lessee named therein. Neither the ground lessee nor, to the Company's Knowledge, the ground lessor, is in default in the performance of its obligations under the Las Vegas Lease, and the Las Vegas Lease is in full force and effect in accordance with its terms. A true and complete copy of the Las Vegas Lease has been provided to Purchaser.

              (k) There are no Operating Agreements, Occupancy Agreements or
            Leased Personal Property Agreements in effect with respect to the Company Properties other than those incurred in the ordinary course of business or included in the Company Disclosure Letter. Within the 12 month period prior to the Effective Date, the Company has not received any written notices of any defaults on the part of the Company or any Company Subsidiary under any material Operating Agreements, Occupancy Agreements or Leased Personal Property Agreements.

              (l) Since January 1, 2001, the Company and the Company
            Subsidiaries have maintained their inventory levels in the ordinary course of their business and consistent with past practices.

         3.9  Environmental Laws. Except as otherwise specifically disclosed in
              ------------------
environmental site assessments set forth in Section 3.9 of the Company
                                            -----------
Disclosure Letter; (i) the Company and all Company Subsidiaries are in compliance with all, and have not violated any, applicable Environmental Laws;
(ii) there has been no Release of any Hazardous Material, nor is any Hazardous Material present, in, on, or under any of the Company Properties or any other property with respect to which the Company or any Company Subsidiary is or may be liable, in either case constituting a Recognized Environmental Condition;
(iii) neither Lodging (with respect to any Company Properties, the Company or the Company Subsidiaries) nor the

Company nor any Company Subsidiary has received any notice that it is a "potentially responsible party" under any Environmental Law; (iv) there are no Environmental Claims pending or, to the Company's Knowledge, threatened against the Company or any Company Subsidiary; (v) neither the Company nor any Company Subsidiary is conducting, nor have they undertaken or completed, any Remedial Action, nor have any Remedial Actions relating to any Company Property or otherwise relating to the Company or any Company Subsidiary been conducted by any other Person; (vi) the Company has provided to Purchaser all written audits, and other reports prepared for the Company or any Company Subsidiary that are in its possession or control concerning Environmental Laws or Hazardous Materials at any of the Company Properties or at any other property with respect to which the Company or any Company Subsidiary is or may have liability; and (vii) the Company and each Company Subsidiary has all permits required under applicable Environmental Laws with regard to the Company Properties or otherwise with respect to any operations or activities conducted by any of them. For purposes of this Agreement: (X) the term "Environmental Laws" means any statute,
                                 ------------------
ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree, injunction or other authorization of any Governmental Authority (other than building codes and workplace violations) relating to: (1) pollution or protection of human health or safety, health assessments or safety of employees, sanitation, or the environment (including, without limitation, indoor or ambient air, surface water, ground water, land surface or subsurface strata); (2) Releases or threatened Releases of Hazardous Materials into the environment; or (3) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (Y) the term "Remedial Action" means all action to (1) clean up, remove, treat or handle in
 ---------------
any other way Hazardous Material in the environment; (2) restore or reclaim the environment or natural resources; (3) prevent the Release of Hazardous Materials so that it does not migrate, endanger or threaten to endanger public health or the environment; or (4) perform remedial investigations, feasibility studies, corrective actions, closures and postremedial or postclosure studies, investigations, operations, maintenance and monitoring on, about or in any applicable property; and (Z) the term "Environmental Claims" means any and all
                                       --------------------
actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Hazardous Materials.

         3.10  Access and Utilities. Except as set forth in Section 3.10 of the
               --------------------                         ------------
Company Disclosure Letter or in the Title Commitments and Surveys, each parcel of real estate comprising the Owned Properties and each parcel of real estate comprising the Leased Properties (i) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current transportation requirements of the operations of the Company Properties presently conducted at such parcel, and (ii) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal occupancy levels and operations of the Company Properties presently conducted at such parcel. Except as set forth in Section 3.8(e) of the
                                                           --------------
Company Disclosure Letter, neither Lodging nor the Company nor any Company Subsidiary has received notice of any special assessment which may affect the Company Properties and, to the Company's Knowledge, no such special assessment is contemplated by any Governmental Authority.

         3.11 Employees and Employee Benefits.
              -------------------------------

              (a) Except as set forth in Section 3.11(a) of the Company
                                         ---------------
            Disclosure Letter, there are no existing employment agreements, consulting agreements, change in control agreements or similar agreements (whether oral or written) between the Company or the Company Subsidiaries and any employees of the Company or the Company Subsidiaries, and no such agreements are currently in the process of being negotiated.

              (b) Except as disclosed on Section 3.11(b) of the Company
                                         ---------------
            Disclosure Letter, no union has been recognized as the collective bargaining representative for any employee of the Company or the Company Subsidiaries, and the Company and the Company Subsidiaries are not a party to any collective bargaining agreement or other contract or agreement with respect to their work force or any portion thereof. Except as disclosed on Section 3.11(b) of the
                                                    ---------------
            Company Disclosure Letter, since January 1, 1998, (i) no employee strike, work stoppage or lock-out has occurred, is pending or, to the Company's Knowledge, threatened against or involving the business of the Company or the Company Subsidiaries; (ii) no union grievance has occurred, is pending or, to the Company's Knowledge, threatened with respect to the Company or the Company Subsidiaries;
            (iii) no collective bargaining agreement has been negotiated, is currently being negotiated, or is currently subject to negotiation or renegotiation with respect to employees of the Company or the Company Subsidiaries; (iv) no union organizing campaign has occurred, is pending or, to the Company's Knowledge, threatened at any of the Company's or the Company Subsidiaries' facilities; (v) there has been no, nor is there a pending or, to the Company's Knowledge, threatened demand for union recognition, nor is there any representation proceeding pending or, to the Company's Knowledge, threatened before the National Labor Relations Board with respect to the Company or the Company Subsidiaries; (vi) neither the Company nor any of the Company Subsidiaries are, or have been, a party to any court or agency order, consent decree, conciliation agreement or other settlement agreement, nor is it the subject of any pending or, to the Company's Knowledge, threatened government compliance proceeding with respect to any labor matter relating to the business of the Company or the Company Subsidiaries; (vii) no work-related accidents, injuries or claims have been made or reported to the Company or the Company Subsidiaries; and (viii) no unfair labor practice charge or complaint is pending or, to the Company's Knowledge, threatened against or otherwise affecting the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary provides benefits to any employee or former employee who resides outside the United States nor do they have any liabilities for employee benefits outside the United States.

              (c) Section 3.11(c) of the Company Disclosure Letter lists each
                  ---------------
            Company Benefit Plan which is currently sponsored, maintained, or contributed to, or required to be contributed to, by the Company or any Company Subsidiary or in which any employee of the Company or any Company Subsidiary is a participant.

               (d) The Company and the Company Subsidiaries do not have any Controlled Group Liability, nor do any conditions exist that could reasonably be expected to result in any Controlled Group Liability. Without limiting the generality of the foregoing, neither Lodging, nor any of Lodging's ERISA Affiliates, has engaged in a transaction described in Sections 4062, 4069, 4204, or 4212 of ERISA.

               (e) With respect to each Company Benefit Plan, the Company has made available to Purchaser a true, correct, and complete copy (or to the extent no such copy exists, an accurate description) of, to the extent applicable: (i) each Company Benefit Plan; (ii) the current summary plan description and any material modifications thereto and, other written communications with respect thereto to the extent such communications reflect benefits which are substantially different from the plan terms; (iii) the most recent determination letter from the IRS; (iv) any trust agreement or other funding instrument relating to a Company Benefit Plan and (v) the most recent Form 5500 (including attached schedules) filed with respect to any Company Benefit Plan.

               (f) The Company's 401(k) Plan is the only Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code. The IRS has issued a favorable determination letter with respect to the Company's 401(k) Plan as to its qualification that has not been revoked; and no circumstances exist, and no events have occurred whether by action or failure to act, that could reasonably be expected to adversely affect the qualified status thereof.

               (g) Except as set forth in Section 3.11(g) of the Company
                                          ---------------
          Disclosure Letter, no Company Benefit Plan exists that, as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or as a result of or in connection with the transactions contemplated hereunder (either alone or in conjunction with any other event), will result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director or agent of the Company or any Company Subsidiary.

               (h) (i) Each Company Benefit Plan has been established and administered in all material respects in accordance with its terms, and in material compliance with the applicable provisions of ERISA, the Code and other applicable Laws; (ii) no event has occurred and no condition exists with respect to any Company Benefit Plan which could reasonably be expected to subject to the Company or any Company Subsidiary to any tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws, or under any agreement or arrangement under which the Company or a Company Subsidiary is required to indemnify any Person against such liability; (iii) no Company Benefit Plan provides retiree welfare benefits and neither the Company nor any Company Subsidiary has any obligation to provide retiree welfare benefits, except as required by Law or the terms of any Change in Control Agreement; (iv) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened and, to the Company's Knowledge, no facts or circumstances exist that could rise to any such actions, suits or claims; and (v)
     neither Lodging, the Company nor any Company Subsidiary has received any notification of any administrative investigation, audit or other administrative proceeding by from the Department of Labor, the Internal Revenue Service or any other Governmental Authority with respect to any Company Benefit Plan.

          (i) Except as set forth in Section 3.11(i) of the Company Disclosure
                                     ---------------
     Letter, no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any court, governmental agency, administrative agency, arbitrator or commission brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company's or Company Subsidiaries' employees is pending or, to the Company's Knowledge, threatened against the Company or any Company Subsidiary.

          (j) The Company and each Company Subsidiary has paid in full to all employees of the Company and the Company Subsidiary, respectively, all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statue or other Law.

          (k) Except as set forth in Section 3.11(k) of the Company Disclosure
                                     ---------------
     Letter, neither the Company nor any Company Subsidiary is liable for any severance pay or other payments to any employee, director, or officer or former employee, director, or officer arising from the termination of employment, nor will the Company or any Company Subsidiary have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable Law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any Company Subsidiary of any persons employed by the Company or any Company Subsidiary on or prior to the Closing.

          (l) Except as set forth in Section 3.11(l) of the Company Disclosure
                                     ---------------
     Letter, neither the Company nor any Company Subsidiary has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past five years, nor has the Company or any Company Subsidiary planned or announced any such action or program for the future.

          (m) Except as set forth in Section 3.11(m) of the Company Disclosure
                                     ---------------
     Letter, the Company and each Company Subsidiary is in compliance with its respective obligations pursuant to the WARN Act and all other modification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

          (n) The Company and the Company Subsidiaries have not, at any time within the 60 day period prior to the Closing Date, effectuated a "plant closing" or "mass layoff" as those terms are defined in the WARN Act or any other applicable Law, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or a Company Subsidiary without notifying Purchaser in advance and without complying with the notice requirements and all other provisions of the WARN Act and any other applicable Law.

          3.12 Employment Relations and Agreements. The Company and each Company
               -----------------------------------
     Subsidiary is in compliance in all material respects with all Laws, agreements, Contracts, and Company or Company Subsidiary policies relating to employment and employment practices, terms and conditions of employment, occupational safety and health, withholding any payment of Taxes from or with respect to the compensation of employees and wages and hours.

          3.13 Taxes.
               -----

               (a) The amounts provided as a liability on the Financial Statements of the Company and the Company Subsidiaries for all Taxes (other than amounts, if any, provided as a liability for deferred taxes that reflect timing differences between book and tax income) are adequate to cover all material unpaid liabilities for all Taxes, whether or not disputed, that have accrued or been imposed with respect to or are applicable to a Pre-Closing Tax Period (or portions thereof ending on or about the Closing Date) and for which the Company or any Company Subsidiary may be directly or contingently liable. There are no Tax Liens (other than Liens for current Taxes not yet due and payable) upon the Acquired Assets or the properties of the Company or any Company Subsidiary. Except as set forth in Section 3.13(a) of
                                                            ---------------
          the Company Disclosure Letter, there are no consents, agreements (including closing agreements), grants or requests for the extension or waiver of any statutes of limitations applicable to any Taxes for which the Company or any Company Subsidiary is or may be liable. For purposes hereof, "Pre-Closing Tax Period" means a taxable period of
                            ----------------------
          the Company or any Company Subsidiary ending on and including the Closing Date and all prior tax years or periods of the Company and the Company Subsidiaries.

               (b) All material federal, state, local and foreign income, corporation and other Tax Returns have been, or the Company shall cause such Tax Returns to be, duly and timely filed for the Company and each Company Subsidiary, and all other material filings in respect of Taxes have been, or the Company shall cause such filings to be, duly and timely made for the Company and each Company Subsidiary, for all periods through and including the Closing Date as required by applicable Law. All material Taxes for which the Company or any Company Subsidiary is liable (whether or not shown as due on all such Tax Returns or other filings) have been, or the Company shall cause such material Taxes to be, duly and timely paid. Each such Tax Return and filing is true, correct and complete in all material respects and neither the Company nor any Company Subsidiary has or will have any additional liability for Taxes with respect to any Tax Return or other filing heretofore filed, other than as reflected as liabilities on the Financial Statements of the Company or the Company Subsidiaries. Except as set forth in Section 3.13(b) of the Company Disclosure
                                 ---------------
          Letter, none of the Tax Returns or other filings that include the operations of the Company or any Company Subsidiary has ever been audited or investigated by any Governmental Authority, no notification has been given to the Company or any Company Subsidiary that such an audit or other proceeding is pending or threatened, and no facts exist which would constitute grounds for the assessment of any additional Taxes by any Governmental Authority with respect to the taxable years covered in such Tax Returns and filings. All Taxes which the Company or any Company Subsidiary is required by Law to withhold or collect, including without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose.

                    (c) Neither the Company nor any Company Subsidiary has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any Company Subsidiary has been a member of an Affiliated Group, other than (i) the Parent Group, of which it is a member on the date hereof, and (ii) the Affiliated Group of which the Company previously was the common parent corporation, prior to its inclusion in the Parent Group. Neither the Company nor any Company Subsidiary has any liability for the Taxes of any other Person under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor by contract or otherwise.

                    (d) Lodging is not a "foreign person" as defined in Section
               1445(f)(3) of the Code or any comparable state statute. Accordingly, neither Lodging, the Company nor any Company Subsidiary is subject to FIRPTA withholding required with the disposition of United States real property in Section 897(c) of the Code. Further, neither Lodging, the Company nor any Company Subsidiary is subject to withholding for any state or local jurisdiction as a result of transactions contemplated by this Agreement.

                    (e) No claim has ever been made by a Governmental Authority in a jurisdiction where the Company or a Company Subsidiary has not filed Tax Returns that the Company or such Company Subsidiary is or may be subject to taxation by that jurisdiction.

                    (f) No power of attorney that is currently in force has been granted with respect to the Company or any Company Subsidiary with respect to any matters relating to Taxes. No tax sharing, indemnity, allocation or similar agreement requiring the Company or any of its Subsidiaries to make payments to any Person exists or has any effect as of the Closing Date.

                    (g) Either (i) a valid election under Section 754 of the
               Code is in effect with respect to each entity treated as a partnership for income tax purposes in which the Company or a Company Subsidiary holds an equity interest or (ii) such election is not prohibited by the partnership or limited liability company agreement or other governing documents of such entity.

                    (h) Section 3.13(h) of the Company Disclosure Letter lists
                        ---------------
               each entity treated as a partnership for income tax purposes in which the Company or a Company Subsidiary holds an equity interest.

          (i) Neither the Company nor any of the Company Subsidiaries has been a party to any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which
       Section 355 of the Code is applicable.

          (j) None of the assets or properties of the Company or any of the Company Subsidiaries is tax-exempt use property within the meaning of
       Section 168(h)(1) of the Code.

     3.14 No Defaults or Violations.
          -------------------------

          (a) Neither the Company nor any Company Subsidiary has breached any provision of, nor is it in default under the terms of, any Material Contract to which it is a party or under which it has any rights or by which it is bound, and, to the Company's Knowledge, no other party to any such Material Contract has breached such Material Contract or is in default thereunder.

          (b) The Company and each Company Subsidiary is in compliance in all material respects with, and no material violation exists under, any and all Laws applicable to the Company or such Company Subsidiary.

          (c) No notice from any Governmental Authority has been received by Lodging, the Company or any Company Subsidiary claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any assessment or penalty.

     3.15 Litigation. As of the date hereof, except as disclosed in Section 3.15
          ----------
of the Company Disclosure Letter, and other than (i) personal injury and other routine tort litigation arising from the ordinary course of operations of the Company and the Company Subsidiaries which are covered by insurance, subject to a reasonable deductible or retention limit, and (ii) Lodging indemnification obligations under Section 10.2(d), there is no suit, action, arbitration, claim or other proceeding or notices of violation pending or, to the Company's Knowledge, threatened against or affecting the Company or any Company Subsidiary, including any such litigation that, individually or in the aggregate, would reasonably be expected to (x) have a material adverse effect or
(y) prevent or materially impair the ability of the Company or any Company Subsidiary to perform any of its obligations hereunder or prevent or materially threaten or impair the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule, writ or order of any court or Governmental Authority or arbitrator outstanding against the Company or any Company Subsidiary having any such effect.

     3.16 Contracts; Debt Instruments.
          ---------------------------

          (a) Section 3.16(a) of the Company Disclosure Letter lists all (i)loan
              --------------

       or credit agreements, notes, bonds, mortgages, indentures and any other agreement or instrument pursuant to which any Indebtedness (as defined herein) of the Company or any Company Subsidiary is outstanding or may be incurred, and leases; (ii) permits, concessions, franchises, licenses, leases or any other material Contracts, agreements, written arrangements or understandings (in addition to the HPT Agreements), in each case, other than property specific contracts necessary for the normal course, operation and maintenance of the Company Properties, such as cable contracts, trash pick-up, office equipment leases and similar items that, in each case, involve the payment of less than $100,000 on an annual basis or that are cancelable without charge or penalty on notice of 30 days or less; and (iii) the Submission Matters listed in Sections 2.4(a)(1), (4)
                                                         ------------------  ---
     and (5) (collectively, the "Material Contracts") of the Company and the
         ---                     ------------------
     Company Subsidiaries. Except as set forth in Section 3.16(a) of the Company
                                                  ---------------
     Disclosure Letter, each Material Contract is valid, binding and enforceable and in full force and effect and has not been amended, modified or supplemented. Neither the Company nor any Company Subsidiary (x) is in violation of or in default under or received any notices of default (nor, to the Company's Knowledge, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) in any respect under any Material Contract or (y) has received any written notice from any other party to a Material Contract terminating such contract or alleging a material default thereunder by the Company or any Company Subsidiary. For purposes of this
     Section 3.16, "Indebtedness" shall mean (i) indebtedness for borrowed
     ------------   ------------
     money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) capitalized lease obligations, (iv) obligations under any interest rate cap, swap, collar or similar transaction or currency hedging transactions, and (v) guarantees of any such indebtedness of any other Person.

          (b) Section 3.16(b) of the Company Disclosure Letter sets forth, with
              ---------------
     respect to all Indebtedness of the Company and the Company Subsidiaries,
     (i) any consents required in connection with the transactions contemplated by this Agreement and (ii) any fees or prepayment penalties required to be paid as a result of the transactions contemplated by this Agreement, including the amount of any such fee.

          (c) Except as set forth in Section 3.16(c) of the Company Disclosure
                                     ---------------
     Letter, neither the Company nor any Company Subsidiary is a party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time.

          (d) Neither the Company nor any Company Subsidiary is a party to any agreement relating to the management of any of the Company Properties by any Person other than the Company or a Company Subsidiary.

          (e) Neither the Company nor any Company Subsidiary is a party to any agreement pursuant to which the Company or any Company Subsidiary manages or provides services with respect to any real properties other than Company Properties, except for the agreements listed in Section 3.16(e) of the
                                                     ---------------
     Company Disclosure Letter.

          (f) Section 3.16(f) of the Company Disclosure Letter lists all
              ---------------
     agreements entered into by the Company or any Company Subsidiary providing for the sale of, or option to sell, any Company Properties or the purchase of, or option to purchase, by the Company or any Company Subsidiary, on the one hand, or the other party thereto, on the other hand, any real estate not yet consummated as of the date hereof.

               (g) Except as set forth in Section 3.16(g) of the Company
                                          ---------------
          Disclosure Letter, neither the Company nor any Company Subsidiary has any material continuing contractual liability (A) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by the Company or any Company Subsidiary or (B) to pay any additional purchase consideration for any of the Company Properties.

               (h) Section 3.16(h) of the Company Disclosure Letter sets forth
                   ---------------
          any agreement of the Company or any Company Subsidiary (which is not terminable at will by the Company or the applicable Company Subsidiary) to provide free room nights in exchange for goods or services. Neither the Company nor any Company Subsidiary discounts its room rates in exchange for goods or services.

               (i) The Archstone Agreement has been terminated without any continuing liability to the Company and is of no further force or effect.

     3.17   Insurance. Section 3.17 of the Company Disclosure Letter contains a
            ---------  ------------
true and complete list, by type of insurance, carrier, coverages (including limits) and term, of all material policies of casualty, liability and other types of insurance (except title insurance) carried by the Company or any Company Subsidiary. All such policies are in full force and effect, all premiums required to be paid thereunder through the date of this Agreement have been paid, and neither the Company nor any Company Subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of the Company or any Company Subsidiary or any of their respective assets thereunder.

     3.18   No Conflict of Interest. Neither Lodging nor any of its Affiliates,
            -----------------------
other than the Company and the Company Subsidiaries, has or claims to have any direct or indirect interest in any tangible or intangible property used in the business of the Company, except (i) as a holder of the Shares, (ii) as the owner of the Parent Mortgage Loans, (iii) as a party to the Administrative Services Agreement, and (iv) as the landlord under the El Paso Lease.

     3.19   Claims Against Officers and Directors. There are no pending or, to
            -------------------------------------
the Company's Knowledge, threatened claims against any director, officer or agent of the Company or any Company Subsidiary or any other Person which could give rise to any claim for indemnification against the Company.

     3.20   Brokers. Other than SSB, neither Lodging nor the Company nor any
            -------
Company Subsidiary has used any broker or finder in connection with the transactions contemplated hereby, and neither Purchaser nor any Affiliate of Purchaser has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Lodging or the Company or any Company Subsidiary in connection with any of the transactions contemplated by this Agreement. Lodging is responsible for the payments of all fees to SSB as a result of this transaction.

     3.21 Forward Looking Statements. Notwithstanding the foregoing
          --------------------------
representations and warranties in this Article III, Purchaser acknowledges that
                                       -----------
the Company makes no representations or warranties in this Agreement regarding forward looking statements.

     3.22 Operation of Business Since Original Agreement Date. During the period
          ---------------------------------------------------
from the Original Agreement Date until the Closing Date, and except as otherwise specifically contemplated by this Agreement or the Transaction Agreement or as disclosed in Section 3.7 of the Company Disclosure Letter, the Company and the
             -----------
Company Subsidiaries have:

          (a) conducted their respective businesses only in the usual, regular and ordinary course and in substantially the manner as heretofore conducted, except as set forth on Section 3.22(a) of the Company
                                         ---------------
       Disclosure Letter;

          (b) used commercially reasonable efforts to preserve intact their respective business organizations and goodwill;

          (c) subject to the restrictions contained herein, operated and maintained the Company Properties in substantially the same manner in which they were operated and maintained prior to the Original Agreement Date, including the maintenance of inventory levels consistent with past practice;

          (d) consistent with past practices, preserved intact the Acquired Assets (including maintaining, repairing and making capital improvements to the Acquired Assets in the ordinary course of business of the Company and the Company's Subsidiaries in general accordance with the Capital Expenditure Budgets and the goodwill associated with the ownership and operation thereof, it being acknowledged by the parties hereto that the Company has not made all expenditures described in the Capital Expenditure Budgets prior to Closing); and timely made any filings or payments, if required, in connection with the HSD Trademarks;

          (e) not, other than in transactions contemplated by this Agreement or, with respect to any Personal Property, in the ordinary course of their business, sold, leased or otherwise disposed of any of the Acquired Assets (other than the Excluded Assets);

          (f) not mortgaged or otherwise encumbered or subjected to any Lien any of the Company Properties or Personal Property other than in the ordinary course of business;

          (g) not made any commitment, or series of commitments, or entered into any material Contract or agreement, except as set forth in Section
                                                                  -------
       3.22(g) of the Company Disclosure Letter, or series of Contracts or
       -------
       agreements relating to the ownership or operation of the Acquired Assets other than such commitments, Contracts or agreements which: (i) were made in the ordinary course of business consistent with past practice (and in general accordance with the Capital Expenditure Budgets); (ii) individually (A) will not bind any of the Company, a Company Subsidiary or the Company Properties after the Closing Date or are subject to termination on not more than 30 days' notice without penalty or charge and (B) involve a financial commitment of less than $250,000; (iii) the Company obtained Purchaser's prior written consent to such agreement or modification, or (iv) were (A) made in the ordinary course of the Company's business, (B) do not, in the aggregate, involve a financial commitment by the Company or the Company Subsidiaries in excess of $250,000 over any one year period, and (C) do not exceed a one year term;

               (h) maintained in full force and effect insurance coverage substantially the same as provided in the liability and casualty insurance policies listed on Section 3.22(h) of the Company Disclosure
                                       ---------------
          Letter;

               (i) not modified, amended or terminated any of the Material Contracts without the consent of Purchaser;

               (j) not consented to any zoning changes or amendments to any permits, including certificates of occupancy, with respect to any of the Acquired Assets, except as consistent with past practices and which do not have a material adverse effect;

               (k) maintained the Company Properties and made capital expenditures consistent with the practices of the Company and the Company Subsidiaries during 2000 and the first six months of 2001 and generally in accordance with the Capital Expenditure Budgets;

               (l) not (i) increased the compensation or fringe benefits of any present or former officer, consultant or employee except for increases in salary or wages in the ordinary course of business consistent with past practice, (ii) granted any severance or termination pay to any present or former employee other than pursuant to Company Benefit Plans in existence on the Original Agreement Date, (iii) loaned or advanced any money or other property to any present or former employee of the Company or any of the Company Subsidiaries, or (iv) established, adopted, entered into, amended or terminated any Company Benefit Plan or any plan, agreement, program policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the Original Agreement Date, other than as required by applicable Law, and other than with respect to any Company Benefit Plan which is not being assumed by Purchaser at Closing and in which such action did not increase the benefits to the participants under such Company Benefit Plan;

               (m) maintained its books and records based on GAAP principles consistent with past practices and not changed in any material manner any of its methods, principles or practices of accounting, except as required by applicable law or GAAP;

               (n) duly and timely filed all material reports, Tax Returns and other documents required to be filed with Governmental Authorities, subject to extensions permitted by Law (and if the Company or a Company Subsidiary availed itself of such extension, it notified Purchaser accordingly);

               (o) not amended the Company Charter or the Company Bylaws, or the articles or certificate of incorporation, bylaws, code or regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Company Subsidiary;

               (p) not classified or re-classified or issued any unissued shares of capital stock of the Company or made any change in the number of shares of capital stock, membership interests or units of limited partnership of any Company Subsidiary issued and outstanding or merged the Company or any Company Subsidiary with or into or consolidated the Company or any Company Subsidiary with any other Person (except as contemplated herein);

               (q) not granted any options or other right or commitment relating to its, or any Company Subsidiary's, shares of capital stock, membership interests or units of limited partnership interest or any security convertible into such shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors, and not amended or waived any rights under any of the Company Stock Options or Company Stock rights;

               (r) continued to declare and/or make dividends, other distributions and interest payments to Lodging, Parent or their Affiliates in the ordinary course of their respective businesses and consistent with Section 3.3(e);
                          --------------

               (s) not taken any of the following actions to the extent such action would have had a material adverse Tax effect on Purchaser: (i) made or rescinded (and Lodging has not made, permitted to be made or rescinded with respect to the Company or any Company Subsidiary) any express or deemed election for Tax purposes, (ii) offered to settle or compromise or settled or compromised any material liability with respect to Taxes, (iii) changed any annual Tax accounting period, (iv) changed any method of Tax accounting, (v) filed any amended Tax Return, (vi) entered into any closing agreement with respect to any Tax, or (vii) consented to any extension or waiver of the applicable limitations period for any Tax claim or assessment;

               (t) used commercially reasonable efforts to keep available the services of the Company's or Company Subsidiaries' officers and employees (other than those employees comprising the Terminated Group), and used commercially reasonable efforts to maintain satisfactory relationships with licensors, suppliers, creditors, distributors, customers and others transacting business with the Company or any Company Subsidiary;

               (u) except as required by the terms thereof or hereof, not in any manner changed, modified, extended, renewed or terminated any of the HPT Agreements or any lease for the Leased Properties;

               (v) promptly notified Purchaser in writing of any material litigation, arbitration or administrative hearing (or any written threats of any such litigation, arbitration or administrative hearing) concerning or affecting the Company, the Company Subsidiaries or the Company Properties within Company's Knowledge; or

               (w) not agreed or otherwise committed to take any of the foregoing actions or taken, or agreed to take, any action which would:
          (i) make any of the representations or warranties of the Company with respect to itself or the Company Subsidiaries contained in this Agreement untrue or incorrect in any material respect as of the date when made, or (ii) violated any applicable Laws in any material respect.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Lodging and the Company, as of the date of this Agreement (except to the extent that any such representation and warranty is limited to a specific date by its express terms), as follows:

     4.1  Organization, Standing and Power of Purchaser. Purchaser is a limited
          ---------------------------------------------
liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite power and authority to own, operate, lease, manage and encumber its properties and carry on its business as now being conducted. Purchaser is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary.

     4.2  Authority; Noncontravention; Consents.
          -------------------------------------

          (a) Purchaser has the requisite power and authority to enter into this Agreement and the Transaction Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the Transaction Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated by this Agreement and the Transaction Agreement have been duly authorized by all necessary action on the part of Purchaser. This Agreement and the Transaction Agreement have been duly executed and delivered by Purchaser and constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and by equitable limitations on the availability of specific remedies.

          (b) The execution and delivery of this Agreement by Purchaser do not, and the compliance by Purchaser with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of under, (i) Purchaser's certificate of formation or limited liability company agreement, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Purchaser or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of any of the transactions contemplated by this Agreement except for (i) such filings as may be required in connection with the payment of any transfer and gains Taxes and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as may be required under federal, state or local environmental Laws, or (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement.

     4.3  Financial Capacity of Purchaser. Purchaser has the financial capacity
          -------------------------------
to pay the Merger Consideration and complete the transactions contemplated by this Agreement. Purchaser has provided to Lodging a true and correct copy of its loan agreement with Bear Stearns Funding, Inc., including all exhibits, schedules or amendments thereto (the "Financing Agreement") relating to the
                                      -------------------
financing required for the transactions contemplated by this Agreement. Following the consummation of the transactions contemplated by this Agreement, Purchaser shall have a net worth (as such term is defined in the HPT Lease) in excess of $250,000,000 and shall provide written evidence of such prospective net worth at or prior to Closing to HPT and Lodging.

     4.4  Litigation. Purchaser has not received any written notices of and no
          ----------
action or proceeding is pending or, to Purchaser's Knowledge, threatened against Purchaser in any court or before any arbitrator or before any Governmental Authority which (a) questions the validity or enforceability of this Agreement or any action to be taken pursuant hereto or contemplated hereby, or (b) would materially and adversely affect the ability of Purchaser to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

     4.5  Confidentiality. To Purchaser's Knowledge, Purchaser is in full
          ---------------
compliance with the terms of the Confidentiality Agreement. Purchaser agrees that any information concerning the Company or any of the Company Subsidiaries or the Acquired Assets disclosed or delivered to Purchaser in connection with this transaction shall be deemed to be Evaluation Material pursuant to the terms of the Confidentiality Agreement and shall be subject to the confidentiality provisions and other covenants contained in the Confidentiality Agreement with respect to such information. The provisions of this Section 4.5 shall survive
                                                    -----------
the termination of this Agreement.

     4.6  Brokers. Purchaser has not retained any broker or finder in connection
          -------
with any of the transactions contemplated by this Agreement other than Bear Stearns & Co. whose fees shall be paid by Purchaser or its Affiliates pursuant to a separate agreement.

     4.7  Required Stockholder Approvals. No votes of the holders of any class
          ------------------------------
or series of shares of Purchaser capital stock is necessary or required under this Agreement or under applicable Law to approve the transactions contemplated hereby.

     4.8  Tax Matters. Purchaser is an entity taxable as a partnership for U.S.
          -----------
federal income tax purposes. Purchaser has no current plan or intention to (i) transfer any interests in Purchaser that would constitute a change of control of Purchaser (within the meaning set forth in Section 5.5(b)), (ii) cause Purchaser
                                           ---------------
to become taxable as a corporation, (iii) transfer the interests in either Homestead Management or HVI(2), or (iv) transfer more than an insubstantial portion of the assets acquired in the Merger or any one of the Merging Subsidiary Mergers to an Affiliate of the Purchaser taxable as a corporation (or to a partnership or disregarded entity owned by an Affiliate of Purchaser taxable as a corporation).

                                    ARTICLE V

                                    COVENANTS

     5.1  Transfer of Excluded Assets. At or prior to Closing, all Excluded
          ---------------------------
Assets shall be transferred to Lodging or its designee at Lodging's expense. Purchaser shall not be entitled to any compensation for the Excluded Assets. Lodging shall have the right to remove any Excluded Assets from the Company Properties in a manner which does not disrupt or impair the operations of the Company. Purchaser may, at its option, continue to use the leased office space of the Company in El Paso, Texas for a period not to exceed 120 days after the Closing and shall pay sublease rent to Lodging for such space on a straight pass-through, per diem basis. If Purchaser elects not to use such space, it shall vacate such premises within 2 Business Days following the Closing.

     5.2  Reasonable Inspection After Closing. Following the Closing, Purchaser
          -----------------------------------
shall afford Lodging and its agents reasonable access to the Company's and the Company Subsidiaries' books of account, financial and other records, information, employees and auditors to the extent such items and contact with such persons related to the Acquired Assets or employees of the Company or the Company Subsidiaries prior to the Closing and to the extent necessary in connection with any audit or any other reasonable business purpose relating to the assets or liabilities of the Company or the Company Subsidiaries or employees of the Company or the Company Subsidiaries; provided that any such access by Lodging shall not unreasonably interfere with the conduct of Purchaser's business. The provisions of this Section 5.2 shall survive the
                                             -----------
Closing.

     5.3  Other Action. If, at any time after the Closing Date, any further
          ------------
action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Purchaser, the Company and Lodging shall take all such necessary action. The provisions of this Section 5.3 shall survive
                                                       -----------
the Closing.

     5.4  Publicity. Following the execution of this Agreement, the parties
          ---------
hereto agree to consult with each other, and use commercially reasonable efforts to agree upon the text of any press release relating to the matters contemplated by this Agreement, before issuing any such press release or otherwise making any filings with any federal or state governmental or regulatory agency or with any national securities exchange or automated quotation system with respect thereto.

     5.5  Tax Covenants.
          -------------

          (a) The parties acknowledge that the Merger and each of the Merging Subsidiary Mergers will be treated for federal, state and local income or franchise tax purposes as a taxable sale of assets by the Company or the Merging Subsidiary, as the case may be, to Purchaser, followed immediately by a deemed liquidation of the transferor, in the order prescribed in this Agreement, and agree to report the Merger and each Subsidiary Merger consistently with such characterization for income or franchise tax purposes. Income, gains, losses or deductions attributable to such asset sales will be included in the Pre-Closing
       Tax Period.

          (b) Purchaser shall (i) continue as an entity taxable as a partnership, and (ii) shall not transfer more than an insubstantial portion of the assets acquired in the Merger or any one of the Merging Subsidiary Mergers to any Affiliate of Purchaser taxable as a corporation (or to a partnership or disregarded entity owned by an Affiliate of Purchaser taxable as a corporation), in each case, during the period that expires upon the earlier of (i) the date which is 9 months after the Closing and (ii) the date of any change in control of Purchaser. A "change of control" for purposes of this provision and
        Section 4.8 means a transfer to an unaffiliated party of more than 51
        -----------
        percent of voting power and more than 51 percent of the equity value of Purchaser. Purchaser shall, until the earlier to occur of (i) the 12 month anniversary of the Closing or (ii) the sale or other disposition to a Person which is not an Affiliate of Purchaser of all of its interest in Homestead Management or HVI(2), as applicable, cause each of Homestead Management and HVI(2) to be treated as a single member limited liability company disregarded as an entity separate from its owner for federal income tax purposes.

          (c) Any Tax sharing, indemnity, allocation or other similar agreement currently in effect among the Parent Group and the Company or any of the Company Subsidiaries shall terminate effective immediately prior to the Closing Date and there shall be no further liability of the Company, the Company Subsidiaries (or any successors of them) or Lodging, Parent, or the Parent Group, or any Affiliate of any of them, under any such agreements.

          (d) Lodging shall prepare and duly file (in a manner consistent with past practice) all required Tax Returns for the Company and the Company Subsidiaries for all Pre-Closing Tax Periods, including, without limitation, for those jurisdictions and Tax authorities that permit or require a short period Tax Return, for the period ending on the Closing Date. Lodging has either paid, or shall pay or cause to be paid (or with respect to sales, occupancy and property Taxes referenced in Schedule
                                                                     --------
        1.1(g) (excluding sales taxes which are Transaction Taxes), has provided
        ------
        or shall provide adequate accruals, which accruals are reflected as a line item in the calculation of Net Tangible Liability for purposes of determining the Merger Consideration), all Taxes accruing with respect to the operations of, or imposed on, the Company or any

          Company Subsidiary for any Pre-Closing Tax Period. Purchaser or an Affiliate of Purchaser shall prepare and duly file, or cause the Company Subsidiaries or their successors to prepare and duly file, all required Tax Returns for the business and operations of the Company, the Company Subsidiaries or their respective successors for all periods ending after the Closing Date, provided that with respect to any Tax Return for a Straddle Period (as defined below), Purchaser shall prepare the Tax Return consistent with past practice. Purchaser shall pay or cause to be paid all Taxes that accrue with respect to the operations of, or imposed on, the Company, the Company Subsidiaries or their respective successors for such periods. With respect to any taxable period commencing before the Closing Date and ending after the Closing Date (a "Straddle Period"), Lodging shall
                                            ---------------
          pay, or cause to be paid (or with respect to sales, occupancy or property Taxes referenced in Schedule 1.1(g) (excluding sales taxes
                                       ---------------
          which are Transaction Taxes), has provided or shall provide adequate accruals, which accruals are reflected as a line item in the calculation of Net Tangible Liability for purposes of determining the Merger Consideration), to the Company or the relevant Company Subsidiary, or successors of either, as the case may be, all Taxes of the Company and the Company Subsidiaries attributable to the portion of the Straddle Period prior to and including the Closing Date. For purposes of this Agreement, the portion of any Tax that is attributable to the portion of the Straddle Period prior to and including the Closing Date, shall be (i) in the case of a Tax that is not based on net income, gross income, premiums or gross receipts (including, but not limited to, a property Tax), the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Straddle Period prior to and including the Closing Date, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on net income, gross income, premiums or gross receipts, the Tax that would be due with respect to the portion of the Straddle Period prior to and including the Closing Date if such portion were a separate taxable period, except that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis. Any Taxes, penalties or interest imposed upon, or attributable to the operations of, the Company, the Company Subsidiaries or their successors payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable.

               (e) Purchaser, Parent and Lodging shall cooperate fully and shall cause their respective Affiliates and representatives to cooperate with each other in connection with (i) the preparation and filing of any Tax Returns with respect to the Company, the Company Subsidiaries or their successors and (ii) any audit or other examination by any Governmental Authority of the Tax Returns referred to in clause (i). Such cooperation shall include, without limitation, the furnishing or making available of records, books of account or other materials of the Company, the Company Subsidiaries or their successors necessary or helpful for the defense against assertions of any Governmental Authority as to any Tax Returns which include the business and operations of the Company, the Company Subsidiaries or their successors. Whenever any Governmental Authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for a Pre-Closing Tax Period, Purchaser or its Affiliates shall, if informed in writing of such an assertion, inform
          Lodging as soon as reasonably practical, but in any event within 15 Business Days of being so informed, and Lodging shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which Lodging is or may be liable under this Agreement; provided, however, that failure to inform Lodging in accordance with this provision shall not affect Purchaser's right to indemnification hereunder unless, and to the extent that, such failure materially impairs the ability of Lodging to defend against such assertion; and provided, further, however, that Purchaser shall have the right to consent, which consent shall not be unreasonably withheld or delayed, to any settlement to the extent such proceedings or settlement could materially affect the amount of Taxes imposed on the Company, any Company Subsidiary or any successor for any Straddle Period or any period beginning after the Closing. Whenever any Governmental Authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for a Straddle Period or period beginning after the Closing, Purchaser shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute; provided, however, that Lodging shall have the right to consent, which consent shall not be unreasonably withheld or delayed, to any settlement to the extent such proceedings or settlement could materially affect the amount of Taxes imposed on the Company or any Company Subsidiary for any Pre-Closing Tax Period or Straddle Period.

               (f) Except with respect to Transaction Taxes allocated to Purchaser under Section 11.1 below, Lodging shall indemnify and hold
                          ------------
          Purchaser, the Company and the Company Subsidiaries harmless on an actual after-tax basis from any Losses of Purchaser, the Company, the Company Subsidiaries or their successors by reason of or resulting, directly or indirectly, from (i) any and all Taxes imposed upon, or with respect to the operations of, the Company or the Company Subsidiaries (A) with respect to any Pre-Closing Tax Period, and (B) with respect to any Straddle Period, but only with respect to Taxes apportioned under Section 5.5(d) to the portion of such Straddle
                            --------------
          Period deemed to end on the Closing Date; (ii) the breach of any Tax Warranty or Tax Covenant (without duplication); and (iii) liability under Treas. Reg. 1.1502-6 (or any similar provision under state, local or foreign Law); provided, however, that Lodging shall be required to make an indemnification with respect to property Taxes only to the extent that the amount thereof exceeds the amounts accrued for property Taxes included in the computation of Net Tangible Liability for purposes of determining the Merger Consideration (and not previously taken into account in determining the amount of Lodging's obligations under this Section 5.5). Any Taxes, penalties or
                                           -----------
          interest attributable to the operations of the Company and the Company Subsidiaries payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable.

               (g) Except with respect to Transaction Taxes allocated to Lodging under Section 11.1 below, Purchaser shall indemnify and hold
                        ------------
          Lodging and the Parent Group harmless on an actual after-tax basis from any Losses of Lodging and the

               Parent Group by reason of or resulting, directly or indirectly, from (i) any and all Taxes imposed upon, or with respect to the operations of, the Company or the Company Subsidiaries for (A) any Tax period beginning after the Closing Date and (B) any Straddle Period, but only with respect to the portion of the Straddle Period deemed to begin on the day after the Closing Date in the manner provided in
          Section 5.5(d); (ii) breach of any Tax Warranty or Tax Covenant
          --------------
          (without duplication), and (iii) any and all Taxes imposed upon Lodging or the Parent Group by reason of any transaction involving the Company, the Company Subsidiaries or successors thereto, not in the ordinary course of business occurring on the Closing Date after the Closing.

               (h) If either Lodging or Purchaser disagrees as to the amount of Taxes for which it may be liable under this Agreement, the parties shall promptly consult each other to resolve such dispute following the receipt of written notice from either party or begin such consultation (the "Consultation Notice"). If any such point of
                             -------------------
          disagreement cannot be resolved within 60 days of the date of the Consultation Notice, Lodging and Purchaser shall, within 10 days after such period, jointly select a nationally recognized independent public accounting or law firm which has not, except pursuant to this Section
                                                                        -------
          5.5(h), performed any services since January 1, 1999 for Lodging or
          -----
          Purchaser or any of their respective Affiliates, to act as an arbitrator to resolve, within 60 days after its selection, all points of disagreement concerning Tax matters with respect to this Agreement and presented to such firm at the time of its selection. If the parties cannot agree on the selection of an accounting or law firm within such ten-day period, they shall cause their respective accounting firms to select such firm within 5 Business Days of the end of such ten-day period. Any such resolution shall be conclusive and binding on Lodging and Purchaser. The fees of such firm shall be paid by the party whose proposed final adjustment is furthest in dollar amount from the final determination of the accounting or law firm. Lodging and Purchaser shall (and shall cause their respective Affiliates to) provide to such firm full cooperation. Such firm shall be instructed to reach its conclusion regarding the dispute within 60 days of its selection.

               (i) Notwithstanding any other provision of this Agreement, the provisions of this Agreement relating to Taxes shall survive until the Tax Statute of Limitations Date. Notwithstanding any other provision of this Agreement, in case of conflict, the provisions of this Section
                                                                         -------
          5.5 shall govern with respect to Taxes.
          ---

               (j) Except with respect to Transaction Taxes allocated to Purchaser under Section 11.1 below, Lodging shall be entitled to any
                          ------------
          and all refunds or rebates received relating to Taxes incurred or paid with respect to the Company or any Company Subsidiary (i) with respect to the Pre-Closing Tax Period and (ii) with respect to the portion of any Straddle Period deemed to end on the Closing Date. Except with respect to Transaction Taxes allocated to Lodging under Section 11.1
                                                                  ------------
          below, Purchaser shall be entitled to all refunds or rebates relating to Taxes incurred or paid with respect to the Company, any Company Subsidiary or any successor after the Closing with respect to (i) any taxable period of the Company, any Company Subsidiary or any successor beginning on or after the day after the Closing Date and

          (ii) any portion of any Straddle Period deemed to begin on the day after the Closing Date.

               (k) Lodging shall be responsible for and shall promptly pay the amount of any recapture of the abatement for all ad valorem taxes, whether expressed as a recapture of past tax abatements, additional Taxes or otherwise, including any applicable penalty or interest (other than penalty or interest accruing by reason of Purchaser's delay in or failure to promptly notify Lodging of any such assessment received by Purchaser or to promptly pay over to any Governmental Authority amounts received from Lodging under this paragraph), with respect to the ad valorem tax periods before the Closing Date and the portion of the current ad valorem tax period ending on the Closing Date incurred by reason of the KC Homestead Merger or the transfer at Closing of the Company Property owned by KC Homestead to an Affiliate of Purchaser. Such amounts shall not be treated as Transaction Taxes and shall be in addition to any Transaction Taxes for which Lodging is liable pursuant to Section 11.1 hereof.
                             ------------

     5.6       ERISA/Employee Benefits.
               -----------------------

               (a) Immediately prior to the Closing, Lodging shall assume or retain sponsorship of, and any and all liabilities and obligations under, (i) all Company Benefit Plans (other than (A) the Company's 401(k) Plan, the Company's Nonqualified Savings Plan and the Company's Flexible Spending Account Plan, and (B) liabilities and obligations under any Change in Control Agreements or severance policies to the extent covering employees of the Company and any Company Subsidiary who are not in the Terminated Group and who are employed by Purchaser after the Effective Time), including, without limitation, obligations under the Company's 1999 Long-Term Incentive Plan, 1996 Long-Term Incentive Plan, the Separation Agreement with Bryan J. Flanagan, Company Stock Options and Company Stock Rights, and all other equity incentive plans and all stock option agreements to which Lodging, the Company and/or the Company Subsidiaries are parties, and (ii) liabilities and obligations under any indemnification agreements with current or former employees, officers and directors of the Company and the Company Subsidiaries, but only for obligations accruing prior to and including the Closing.

               (b) Effective immediately prior to Closing, each Company Stock Option and each Company Stock Right shall be cancelled as described in
          Section 3.11(g) of the Company Disclosure Schedule.
          ---------------

     5.7       Admission of BRE Limited Partner. Effective immediately prior to
               --------------------------------
the Effective Time, the Company shall cause a Person selected by Purchaser to be admitted as a special limited partner (the "BRE Limited Partner") to each of PTR
                                            -------------------
LP and Atlantic LP (collectively, the "Homestead Partnerships"). The BRE Limited
                                       ----------------------
Partner admitted to the Homestead Partnerships shall have no interest in the profits, losses and capital of the Homestead Partnerships and shall have no right to receive any distributions from the Homestead Partnerships. Pursuant to
Section 17-301(d) of the Delaware Revised Uniform Limited Partnership Act, the BRE Limited Partner shall not be required to make any contributions to the Homestead Partnerships.

     5.8  Las Vegas Lease. Effective immediately prior to the Effective Time,
          ---------------
the Company shall execute and deliver a recordable assignment and assumption agreement of the Las Vegas Lease in the form attached hereto as Exhibit G,
                                                                ---------
assigning the Company's rights and obligations under the Las Vegas Lease to BRE/HV or another Affiliate designated by Purchaser in a written notice to the Company.

     5.9  HVI(2) Note. Effective as of the Effective Time, the Company shall
          -----------
cause the HVI(2) Note to be cancelled and it shall be replaced by a note from an Affiliate of Purchaser.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser under Article II of this Agreement are subject
                                        ----------
to the satisfaction or waiver by Purchaser of the following conditions precedent on or before the Closing Date:

     6.1  Payoff of Loans. Lodging and Parent shall have paid, or caused to be
          ---------------
paid, all outstanding amounts under the Third Amended and Restated Credit Agreement, dated as of April 27, 2001, by and between the Company and Commerzbank AG, together with all outstanding amounts under any and all other indebtedness for borrowed money incurred by Lodging, the Company or the Company Subsidiaries or for which any of them are liable or which is secured by any of their assets.

     6.2  Documents. Purchaser shall have received all of the agreements,
          ---------
documents and items specified in Section 9.2.
                                 -----------

     6.3  No Injunctions or Restraints. No temporary restraining order,
          ----------------------------
preliminary or permanent injunction or other order issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

     6.4  Transfer of Excluded Assets. The transfer of the Excluded Assets as
          ---------------------------
set forth in Section 5.1 shall have been completed.
             -----------

     6.5  FIRPTA Certificate. Parent shall have provided (or cause to be
          ------------------
provided) to Purchaser a duly executed certificate complying with the requirements of Treas. Reg. 1.1445-2(b) to the effect that Purchaser is not required to withhold from the Merger Consideration or the Subsidiary Merger Consideration under Section 1445 of the Code.

     6.6  HPT Estoppel. HPT shall have executed and delivered to the Company the
          ------------
HPT Estoppel.


     6.7  Las Vegas Estoppel. The ground lessor under the Las Vegas Lease or
          ------------------
Parent shall have executed and delivered the Las Vegas Estoppel.

     6.8  Title to Company Properties. Title to the Company Properties shall be
          ---------------------------
vested in the Company or the Company Subsidiaries, as applicable, free and clear of all Liens other than Permitted Title Exceptions.

     6.9  HPT Assumption. HPT and Purchaser shall have duly entered into and
          --------------
executed the HPT Assumption.

     6.10 HVI(2) Note. The Company shall have caused the HVI(2) Note to be
          -----------
cancelled effective as of the Effective Time.


                                  ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company and the Company Subsidiaries under Article
                                                                       -------
II of this Agreement are subject to the satisfaction or waiver by the Company of
--
the following conditions precedent on or before the Closing Date:

     7.1  Documents. The Company shall have received all of the agreements,
          ---------
documents and items specified in Section 9.3.
                                 -----------

     7.2  No Injunctions or Restraints. No temporary restraining order,
          ----------------------------
preliminary or permanent injunction or other order issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

     7.3  HPT Assumption. HPT and Purchaser shall have duly entered into and
          --------------
executed the HPT Assumption.

                                  ARTICLE VIII

                        MERGER CONSIDERATION ADJUSTMENTS

     Merger Consideration adjustments shall be made as of the Closing Date as set forth in this Article VIII.
                  ------------

     8.1  Determination of Net Tangible Liability. Lodging and Purchaser have
          ---------------------------------------
prepared a schedule (the "Closing Schedule") in accordance with Schedule 1.1(g),
                          ----------------                      ---------------
setting forth their mutual good faith estimate of the Net Tangible Liability as of the Closing. Lodging has delivered a copy thereof to Purchaser and has provided to Purchaser a detailed listing of all assets and liabilities reflected thereon. Within 90 days after the Closing Date, Purchaser shall provide to Lodging a revised Closing Schedule (the "Revised Closing Schedule") setting
                                         ------------------------
forth its revised calculation of Net Tangible Liability as of the Closing, and shall include a written statement in reasonable detail of any changes to the Closing Schedule (or a statement that Purchaser proposes no such changes). In the event Purchaser proposes changes to the Closing Schedule, Purchaser shall provide Lodging any information reasonably requested by Lodging in order to confirm the Revised Closing Schedule. In the event that Lodging does not agree with the Revised Closing Schedule (or with Purchaser's proposal that no changes be made to the Closing Schedule) and the parties cannot agree in good faith to the calculation of Net Tangible Liability set forth in the Revised Closing Schedule (or otherwise proposed by Lodging in the event Purchaser proposes no changes to such Schedule) within 30 days after delivery by Purchaser of the Revised Closing Schedule, the items not agreed to shall be so determined by a nationally recognized firm of independent public accountants mutually agreed upon by the parties. Each party shall submit to the accounting firm the dollar amount of its proposed adjustment, if any, to Net Tangible Liability as reflected on the Closing Schedule, and the fees and expenses of such firm shall be paid by the party whose proposed final adjustment is furthest in dollar amount from the final determination of the accounting firm. In the event that, as finally determined, Net Tangible Liability is greater than the Net Tangible Liability set forth on the Closing Schedule, Lodging shall make a prompt payment in cash to Purchaser in the amount of such difference. For purposes of determining Net Tangible Liability, any receivable which is more than 60 days past due shall be deemed uncollectible and shall not be included in the calculation of Net Tangible Liability; provided that Purchaser shall not act to compromise, discount or otherwise impair the collectibility of any such receivable and, provided further, that Purchaser shall have no affirmative obligation to collect any such receivable. Purchaser shall promptly remit to Lodging any such receivable actually collected. Any receivable used in the calculation of Net Tangible Liability which becomes more than 60 days past due may be assigned by Purchaser to Lodging at Purchaser's option, in which case Lodging shall immediately remit to Purchaser the full amount of such assigned receivable. For purposes of calculating the Net Tangible Liability, (i) the liability of the HPT Lease shall be deemed to be $134,600,000 without further adjustment or modification, (ii) any security deposit under the HPT Lease shall be excluded as an asset (except that the HPT FF&E Reserve shall be included as an asset) and (iii) liabilities set forth on Schedule 1.1(g)
                                                            ---------------
shall be calculated consistent with the most recent Financial Statements.

                                   ARTICLE IX

                                     CLOSING

     9.1   Closing. The Closing shall take place at the offices of Simpson
           -------
Thacher & Bartlett, New York, New York at 10:00 a.m. on the Closing Date.

     9.2   Deliveries by Lodging. At the Closing, in addition to any other
           ---------------------
documents or agreements required under this Agreement, Lodging and the Company shall deliver to Purchaser the following:

           (a) Certificates evidencing all of the Shares, which certificates shall be duly endorsed in blank or accompanied by duly executed stock powers, with all signatures guaranteed;

           (b) Certificates evidencing all of the outstanding securities of the Company Subsidiaries;

           (c) The resignations of the directors of the Company and the Company Subsidiaries;

          (d) A certificate of the secretary or equivalent Person (a "Secretary") certifying (i) resolutions of the board of directors of the
      ---------
     Company, the Merging Subsidiaries and Lodging approving and authorizing the execution, delivery and performance of this Agreement and the agreements related hereto and the consummation of the transactions contemplated hereby, and (ii) the articles of incorporation (or equivalent document) and bylaws (or equivalent document) of Lodging, the Company, and the Merging Subsidiaries;

          (e) Evidence that the Parent Mortgage Loans and the Parent Mortgages have been contributed to the Company;

          (f) Evidence of the payoff of the loan identified in Section 6.1 from
                                                               -----------
     Commerzbank AG, or any other applicable lender referred to in Section 6.1,
                                                                   -----------
     and the commitment by Commerzbank AG, or other applicable lenders to release all Liens securing any such loan(s) satisfactory to the Title Company in order to issue the New Title Policies without exception therefor;

          (g) Legal opinions from the Company's counsel as to due incorporation, due authority, execution and delivery as to Parent, Lodging, the Company and the Company Subsidiaries;

          (h) Affidavits by Lodging with respect to debts, Liens and parties in possession and nonimputation, in the form delivered to the Title Company in connection with the issuance of any New Title Policies; provided that Lodging may make appropriate disclosures for existing title and survey facts, and Lodging's obligations under such affidavits to pay off or indemnify over Liens shall be limited to those obligations necessary to insure without exception for, or to effectively endorse against (without expense to Purchaser), any Monetary Title Encumbrances or any exception arising by reason of Lodging's breach of its covenant in Section 2.4(c);
                                                              --------------

          (i) The Protection of Business Agreement, in substantially the form attached hereto as Exhibit B, duly executed by Parent;
                        ---------

          (j) Certificates of Good Standing of the Company and each of the Company Subsidiaries (issued by the appropriate Governmental Authority in such entity's state of incorporation and in each jurisdiction where qualified to conduct business as a foreign business entity), dated as of a date not earlier than 10 days prior to the Closing Date;

          (k) The FIRPTA Certificate described in Section 6.5;
                                                  -----------

          (l) An Assignment and Assumption Agreement with respect to the Las Vegas Lease, duly executed by the Company and in the form of Exhibit G; and
                                                                  ---------

(m)      Evidence that the HVI(2) Note has been cancelled.

        9.3   Deliveries by Purchaser.  At the Closing, Purchaser shall deliver
              -----------------------
to Lodging the following:

              (a) The Subsidiary Merger Consideration payable to the Company, and the Company Merger Consideration payable to Lodging, at the Closing pursuant to Section 2.2 and the funding provisions of the Escrow
                    -----------
        Agreement;

              (b) A certificate of Purchaser's secretary, certifying (i) the resolutions of the manager or managing member of Purchaser approving this Agreement and the agreements related hereto and the transactions contemplated hereby, and (ii) the certificate of formation and the limited liability company agreement of Purchaser;

              (c) A certificate of Holding's secretary, certifying (i) the resolutions of the manager or managing member of Holding approving the execution of the Holding Note, the Blackstone Pledge Agreement, the Holding Pledge Agreement, and the Intercreditor Agreement and the consummation of the transactions contemplated thereby and (ii) the certificate of formation and limited liability company agreement of each of Holding and Blackstone;

              (d) Legal opinions from Purchaser's and Holding's counsel as to due organization, due authority, execution and delivery as to Purchaser, Holding and Blackstone and, solely with respect to the Holding Note, the absence of conflicts with applicable Law or Holding's certificate of formation and limited liability agreement;

              (e) Certificates of Good Standing of Purchaser, Holding, Blackstone and BRE Properties (issued by the appropriate Governmental Authority in such entity's state of organization and in each jurisdiction where qualified to conduct business as a foreign business entity), dated as of a date not earlier than ten (10) days prior to the Closing Date;

              (f)  The Holding Note, duly executed by Holding;

              (g)  The Blackstone Pledge Agreement, duly executed by Blackstone;

              (h)  The Holding Pledge Agreement, duly executed by Holding;

              (i) UCC financing statements related to the Holding Pledge Agreement, in form and substance reasonably acceptable to Lodging;

              (j) UCC financing statements related to the Blackstone Pledge Agreement, in form and substance reasonably acceptable to Lodging; and

              (k) An Assignment and Assumption Agreement with respect to the Las Vegas Lease, duly executed by BRE Properties (or another Affiliate of Purchaser) and in the form of Exhibit G.
                                         ----------

                                   ARTICLE X

                                 INDEMNIFICATION

     10.1   Survival. The covenants, obligations, including indemnification,
            --------
representations and warranties of the parties hereto contained herein or in any document delivered at Closing shall survive the Closing for a period of 6 months, except that (a) the representations and warranties contained in Sections
                                                                        --------
3.8 (other than paragraphs (h), (i) and (k) of Section 3.8), 3.9 and 3.10 shall
---                                            -----------   ---     ----
not survive the Closing (except to the extent Lodging or the Company has made any intentional misrepresentation in any such representation or warranty), (b) Tax Warranties and Tax Covenants shall survive until the Tax Statute of Limitations Date, (c) the indemnities for employee claims referred to in Section
                                                                         -------
10.2(c) or Section 10.3(c) shall survive the Closing for a period of 18 months,
------     --------------
other than indemnities for employee claims referred to in Section 10.2(c) with
                                                          ---------------
respect to the Terminated Group; and (d) any indemnity obligation for claims under Section 3.3, Section 3.5, Section 5.6, indemnities for employee claims
      -----------  -----------  -----------
referred to in Section 10.2(c) with respect to the Terminated Group, or
               ---------------
indemnity claims under Section 10.2(d) shall survive until the date which is 90
                       ---------------
days after the expiration of the statute of limitations applicable to the subject matter of that claim (each, the applicable "Limitation Period").
                                                    -----------------

     10.2   Indemnification by Lodging. Lodging agrees to indemnify each of the
            --------------------------
Purchaser Indemnified Parties against, and agrees to hold each of them harmless from (on an after-Tax basis), any and all Losses incurred or suffered by them and discovered during the applicable Limitation Period relating to or arising out of or in connection with any of the following (provided, however, that a notice of the Purchaser Indemnified Party's claim shall have been given to Lodging not later than the close of business on the last day of the applicable Limitation Period):

            (a) any breach of or any inaccuracy in any representation or warranty made by Lodging or the Company in this Agreement or any document delivered at the Closing, subject to Section 10.1; or
                                          ------------

            (b) any breach of or failure by the Company, any Company Subsidiary or Lodging to perform any covenant or obligation of Lodging set out or contemplated in this Agreement or any document delivered at the Closing; or

            (c) any claims, causes of action, judgments, damages, penalties and liabilities (i) arising under or with respect to the Company Benefits Plans (including, without limitation, liabilities under or with respect to Company Stock Options and Company Stock Rights, but excluding (A) the Company's 401(k) Plan, the Company's Nonqualified Savings Plan and the Company's Flexible Spending Account Plan, and (B) liabilities under Change in Control Agreements or severance policies to the extent covering employees of the Company or the Company Subsidiaries who are not in the Terminated Group and who are employed by Purchaser after the Effective Time and excluding liabilities under any indemnification agreements with employees, officers and directors of the Company and the Company Subsidiaries for events occurring after the Closing, (ii) with respect to any Controlled Group Liability, or (iii) asserted by former or current employees, directors or consultants of the Company or the Company Subsidiaries arising out of or related to any act or failure to act, any transaction or any facts or circumstances occurring on or prior to the Closing, including without limitation:
          (A) the termination of such employees at or prior to the Closing; (B) any alleged discrimination, breach of contract or other wrongful termination claim arising out of or related to any act or failure to act, any transaction or any facts or circumstances occurring on or prior to Closing; and (C) any alleged right to workers' compensation benefits, unemployment compensation, or statutory or contractual severance arising out of or related to any act or failure to act, any transaction or any facts or circumstances occurring on or prior to Closing; for the avoidance of doubt, notwithstanding any other provision of this Agreement, Purchaser shall have no liability or obligation, and Lodging shall indemnify Purchaser and hold Purchaser harmless from and against all liabilities and obligations with respect to the Terminated Group; or

              (d) any liabilities or obligations of the Company or any Company Subsidiary of any kind or nature (including any liabilities required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto as of the Closing), and any third party tort, breach of contract or other litigation claims against the Company or any Company Subsidiary) to any party other than Purchaser or its Affiliates, to the extent arising out of or related to (i) any act or failure to act, any transaction or any facts or circumstances occurring on or prior to the Closing, which shall not include an injury-causing act, failure to act or breach occurring after the Closing, or (ii) any Excluded Asset or any other asset previously owned by the Company or any Company Subsidiary and sold or otherwise disposed of prior to the Closing, except, with respect to both clauses
          (i) and (ii) above, (x) to the extent reflected in Net Tangible Liability, or (y) to the extent covered by indemnities for employee claims under Section 10.2(c).
                       --------------

    10.3  Indemnification by Purchaser. Purchaser agrees to indemnify Lodging
          ----------------------------
and each of its respective Affiliates, officers, directors, employees, agents and representatives against, and agrees to hold each of them harmless from (on an after-Tax basis), any and all Losses incurred or suffered by them and discovered during the applicable Limitation Period relating to or arising out of or in connection with any of the following (provided, however, that a notice of the claim by Lodging or one of its Affiliates shall have been given to Purchaser not later than the close of business on the last day of the applicable Limitation Period):

               (a) any breach of or any inaccuracy in any representation or warranty made by Purchaser in this Agreement or any document delivered at the Closing; or

               (b) any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set out or contemplated in this Agreement or any document delivered at the Closing; or

               (c) any claims, causes of action, judgments, damages, penalties and liabilities (i) arising under or with respect to Change in Control Agreements or severance policies to the extent covering employees of the Company or the Company Subsidiaries who are not in the Terminated Group and who are employed by Purchaser after the Effective Time or under any indemnification agreements with employees, officers and directors of the Company and the Company Subsidiaries for events occurring after the Closing; or (ii) arising under or with respect to the Company's 401(k) Plan, the Company's Nonqualified Savings Plan and the Company's Flexible Spending Account Plan; or (iii) asserted by any employees of the Company or any Company Subsidiary who are not in the Terminated Group and who are employed by Purchaser after the Effective Time arising out of or related to any act or failure to act, any transaction, or any facts or circumstances to the extent (A) occurring after the Closing or (B) undertaken or caused by Purchaser after the Closing, including, without limitation, (1) the termination of any employees of the Company or any Company Subsidiary subsequent to the Closing; (2) Purchaser's failure to pay any supplemental unemployment benefits, including separation allowances and severance benefits, required to be paid to any employee of the Company or any Company Subsidiary under any employment or change of control contract entered into by the Company after the Closing; (3) any and all liability under the WARN Act or any other applicable Law arising from events occurring after the Closing; (4) without limitation, any and all liability caused by any alleged discrimination, breach of contract or other wrongful termination occurring after the Closing; (5) any alleged right to workers' compensation benefits, unemployment compensation or statutory or contractual severance arising out of events occurring after the Closing; and (6) any payments due to employees of the Company or any Company Subsidiary pursuant to any change in control or other such agreements with the Company or the Company Subsidiaries entered into after the Closing resulting from Purchaser's decision to terminate any such employee subsequent to the Closing.

    10.4  Notice of Third Party Claims; Assumption of Defense. The Indemnified
          ---------------------------------------------------
Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person (and, if the Indemnified Person is a Purchaser Indemnified Party and the Escrow continues to be held by the Escrow Agent, the Escrow Agent) of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its indemnification obligations under this Agreement except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification hereunder for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         10.5   Settlement or Compromise. Any settlement or compromise made or
                ------------------------
caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 10.4 shall also be binding upon the Indemnifying Person or the
      ------------
Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person shall give the Indemnifying Person at least 30 days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

         10.6   Failure of Indemnifying Person to Act. In the event that the
                -------------------------------------
Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

         10.7   Indemnity Payments. The amount of any indemnity payable under
                ------------------
the terms of this Article X or Section 5.5 shall be treated by Purchaser,
                  ---------    -----------
Lodging and the Company as an adjustment to the Merger Consideration, and shall be calculated after giving effect to any proceeds received from insurance policies covering the damage, loss, liability or expense that is the subject of the claim for indemnity to the extent that the premiums for such coverage were paid by the Indemnifying Person or any of its Affiliates.

         10.8   Limitation on Liability. Following the Closing, Lodging's
                -----------------------
liability for breach of any covenant, obligation, including indemnification, representation or warranty shall be limited to claims (excluding (i) Taxes for Pre-Closing Tax Periods and Straddle Periods as provided in Section 5.5 or any
                                                            -----------
claims relating to Tax matters which are the subject matter of Section 5.5, (ii)
                                                               -----------
employee claims as provided in Section 10.2(c), (iii) any claims made under
                               ---------------
Section 10.2(d), (iv) breaches of Lodging's representations and warranties in
---------------
Sections 3.3 and 3.5, and (v) Lodging's obligations under Section 5.6 and to
------------     ---                                      -----------
make any payment required under Section 8.1) in excess of $7,400,000 in the
                                -----------
aggregate. The aggregate liability of Lodging for claims arising out of such covenants, obligations, representations and warranties shall not exceed

$74,000,000. Notwithstanding the immediately preceding sentence, no such limitations shall apply to Lodging's obligation to indemnify the Purchaser Indemnified Parties for (i) Taxes for Pre-Closing Tax Periods and Straddle Periods as provided in Section 5.5 or any claims relating to Tax matters which
                       -----------
are the subject matter of Section 5.5, (ii) employee claims as provided in
                          -----------
Section 10.2(c), (iii) any claims made under Section 10.2(d), (iv) breaches of
---------------                              ---------------
Lodging's representations and warranties in Sections 3.3 and 3.5, and (v)
                                            ------------     ---
Lodging's obligations under Section 5.6 and to make any payment required under
                            -----------
Section 8.1).
-----------

        10.9    Limitation on Indemnification.
                -----------------------------

                (a) Any liabilities of the Company which are used in the calculation of Net Tangible Liability shall not be subject to the indemnification provisions of this Article X.
                                              ---------

                (b) Any indemnification obligation of Lodging for breaches of the representations and warranties set forth in Section 3.14 shall
                                                           ------------
           exclude breaches related to matters set forth in Sections 3.8, 3.9
                                                            ------------  ---
           and 3.10.
               ----

                                   ARTICLE XI

                                  MISCELLANEOUS

        11.1    Expenses. Except as otherwise expressly provided herein, each
                --------
party hereto shall bear its own expenses with respect to the transactions contemplated hereby; provided, that (i) the expenses incurred by the Company prior to or as of the Closing with respect to the transactions contemplated hereby shall be paid by Lodging, and (ii) if Purchaser or the Company receives any invoice for such expenses of the Company, Purchaser may pay such fees, provided, however, that such payment shall, if not promptly reimbursed by Lodging at Purchaser's request, constitute Losses recoverable under Section 10.2
                                                                    ------------
and such Losses shall not be subject to Section 10.8. Lodging shall pay all
                                        ------------
transfer, documentary, sales, use, real property transfer, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with transactions contemplated by this Agreement or in connection with a one-time subsequent transfer on the Closing Date of all or any number of the Acquired Assets to one or more Affiliates of Purchaser, whether imposed on Lodging or the Company or on Purchaser or any Affiliates of Purchaser (the "Transaction Taxes") to the extent the aggregate amount of Transaction Taxes
 -----------------
does not exceed $3.5 million. Purchaser shall pay all Transaction Taxes, whether imposed on Lodging or the Company or on Purchaser, to the extent the aggregate amount thereof exceeds $3.5 million. Lodging shall be entitled to any and all refunds or rebates received relating to Transaction Taxes to the extent such rebate or refund reduces the aggregate amount of Transaction Taxes to less than $3.5 million. Purchaser shall be entitled to all refunds or rebates relating to Transaction Taxes to the extent such rebate or refund does not reduce the aggregate amount of Transaction Taxes to less than $3.5 million. Following the Closing, each of Purchaser and Lodging agree to notify the other party promptly of any notice of entitlement to, or payment of, any rebate or refund due with respect to the Company, any Company Subsidiary, the Acquired Assets or the transactions contemplated hereby. The costs of title insurance insuring title to the Company Properties under extended coverage policies (excluding any endorsements) for values consistent with the price allocations agreed to pursuant to Section 2.5
            -----------
shall be shared equally by Lodging and Purchaser. The provisions of this Section
                                                                         -------
11.1 shall survive the termination of this Agreement.
----

        11.2    Amendment.  This Agreement may be amended or supplemented only
                ---------
by an instrument in writing executed by the party against whom enforcement is sought.

        11.3    Notices. Any notice, request, instruction or other document to
                -------
be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, or (b) on the date of transmission if sent by telex, facsimile or other wire transmission so long as a copy is delivered by overnight courier the next Business Day:

                (a)  If to Lodging, addressed as follows:

                     Security Capital Lodging Incorporated
                     125 Lincoln Avenue, Suite 300
                     Santa Fe, New Mexico 87501
                     Attention:       Jeffrey A. Klopf
                     Telephone:       (505) 820-8201
                     Facsimile:       (505) 988-8920

                     with a copy (which shall not constitute notice) to:

                     Mayer, Brown & Platt
                     190 South LaSalle Street
                     Chicago, Illinois 60603
                     Attention:       Edward J. Schneidman
                     Telephone:       (312) 701-7348
                     Facsimile:       (312) 701-7711

                (b) If to the Company or any Company Subsidiary, addressed as follows:

                     Homestead Village Incorporated
                     2100 River Edge Parkway
                     Atlanta, Georgia 30328
                     Attention:       James C. Potts
                     Telephone:       (770) 303-2200
                     Facsimile:       (770) 303-0019
                           with a copy (which shall not constitute notice) to:

                           Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, Illinois 60603
                           Attention:       Edward J. Schneidman
                           Telephone:       312-701-7348
                           Facsimile:       312-701-7711

(c)      If to Purchaser, addressed as follows:

                           c/o Blackstone Real Estate Acquisitions III L.L.C. 345 Park Avenue, 32/nd/ Floor
                           New York, New York 10154
                           Attention:       Jonathan D. Gray
                                            Senior Managing Director
                           Telephone:       (212) 583-5803
                           Facsimile:       (212) 583-5573

                           with a copy (which shall not constitute notice) to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention:       Gregory J. Ressa
                           Telephone:       (212) 455-7430
                           Facsimile:       (212) 455-2502

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         11.4   Waivers. The failure of a party hereto at any time or times to
                -------
require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         11.5   Counterparts. This Agreement may be executed in counterparts
                ------------
and/or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.6   Interpretation. The headings preceding the text of Articles and
                --------------
Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to Articles, Sections, Subsections or Schedules shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

         11.7   Applicable Law. This Agreement shall be governed by and
                --------------
construed and enforced in accordance with the internal Laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         11.8   Assignment. Neither party may assign this Agreement without the
                ----------
prior written consent of the other, and any such prohibited assignment shall be void. The foregoing notwithstanding, Purchaser may assign this Agreement to any Affiliate of Purchaser or any lender to Purchaser or its Affiliates; provided that any such successor assumes in writing and agrees to bound by the provisions of this Agreement and the assignment does not require any consent or approval under, or additional assignment or assumption of, the HPT Agreements. No assignment shall relieve the assignor of any liability hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

         11.9   No Third Party Beneficiaries. This Agreement is solely for the
                ----------------------------
benefit of the parties hereto, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         11.10  Calculation of Time Periods. Unless otherwise specified, in
                ---------------------------
computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in New York, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m., Eastern time.

         11.11  Further Assurances. Upon the reasonable request of Purchaser,
                ------------------
Lodging shall, on and after the Closing Date, execute and deliver to Purchaser such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement and to otherwise carry out the purposes of this Agreement.

         11.12  Severability. If any provision of this Agreement shall be held
                ------------
invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         11.13  Entire Understanding.  This Agreement embodies the entire
                --------------------
agreement between the parties and supersedes all prior agreements, arrangements and understandings relating among the parties.

         11.14  Construction. The parties acknowledge that the parties and their
                ------------
counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

                                   * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                 BRE/HOMESTEAD VILLAGE L.L.C.


                                 By: /s/ Jonathan Gray
                                     ------------------------------------------
                                 Name:  Jonathan Gray
                                 Title: Senior Managing Director


                                 SECURITY CAPITAL LODGING INCORPORATED


                                 By: /s/ Constance B. Moore
                                     ------------------------------------------
                                 Name:  Constance B. Moore
                                 Title: President

                                 HOMESTEAD VILLAGE INCORPORATED

                                 By: /s/ James C. Potts
                                     ------------------------------------------
                                 Name:  James C. Potts
                                 Title: President


                                 ATLANTIC HOMESTEAD VILLAGE (1) INCORPORATED

                                 By: /s/ James C. Potts
                                     ------------------------------------------
                                 Name:  James C. Potts
                                 Title: President


                                 ATLANTIC HOMESTEAD VILLAGE (2) INCORPORATED

                                 By: /s/ James C. Potts
                                     ------------------------------------------
                                 Name:  James C. Potts
                                 Title: President

                           HOMESTEAD ALABAMA INCORPORATED

                           By: /s/ James C. Potts
                               -----------------------------------------------
                           Name:  James C. Potts
                           Title: President


                           K.C. HOMESTEAD VILLAGE REDEVELOPMENT INCORPORATED

                           By: /s/ James C. Potts
                               -----------------------------------------------
                           Name:  James C. Potts
                           Title: President


                           PTR HOMESTEAD VILLAGE (1) INCORPORATED

                           By: /s/ James C. Potts
                               -----------------------------------------------
                           Name:  James C. Potts
                           Title: President


                           PTR HOMESTEAD VILLAGE (2) INCORPORATED

                           By: /s/ James C. Potts
                               -----------------------------------------------
                           Name:  James C. Potts
                           Title: President

                             JOINDER OF ESCROW AGENT

         The undersigned has executed this Joinder as Escrow Agent as of the date first above written in order to confirm that it has received the Earnest Money and shall hold it in escrow, and shall disburse the Earnest Money pursuant to the provisions of Section 2.3 hereof.
                     -----------

                                                   CHICAGO TITLE COMPANY


                                                   By: /s/ Scott M. Green
                                                      -----------------------
                                                   Name:  Scott M. Green
                                                   Title: Vice President